NOTE AND WARRANT PURCHASE AGREEMENT

                       DATED MAY 22, 1995

                     BY AND AMONG ACC CORP.,

                 FLEET VENTURE RESOURCES, INC.,

                 FLEET EQUITY PARTNERS VI, L.P.,

                               AND

                   CHISHOLM PARTNERS II, L.P.
                      Page 25 of 196 Pages

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                        TABLE OF CONTENTS

                                                  Page

1.    Authorization and Closing                   1
  1A. Authorization of the Notes and the
      Warrants                                    1
  1B. Purchase and Sale of the Notes and
      the Warrants                                1
  1C. The Closing                                 2

2.    Conditions of Each Purchaser's
      Obligation at the Closing                   2
  2A. Representations and Warranties;
      Covenants                                   2
  2B. Amendment of Certificate of
      Incorporation                               2
  2C. Certificate of Designation                  3
  2D. Registration Agreement                      3
  2E. Participation Agreement                     3
  2F. Securities Law Compliance                   3
  2G. Opinion of the Company's Counsel            3
  2H. Closing Documents                           3
  2I. Proceedings                                 4
  2J. Waiver                                      4
  2K. Expenses                                    4
  2L. Compliance with Applicable Laws             5

3.    Covenants                                   5
  3A. Financial Statements and Other
      Information                                 5
  3B. Inspection Rights                           9
  3C. Attendance at Board Meetings                9
  3D. Designation of Director                     10
  3E. Amendment to Certificate                    11
  3F. Restrictive Covenants                       11
  3G. Affirmative Covenants                       13
  3H. Use of Proceeds                             14
  3I. Current Public Information                  14
  3J. First Offer Rights                          15
  3K. SBIC Regulatory Provisions                  16
  3L. Regulatory Compliance Cooperation           17
  3M. Springing Warrants                          18
  3N. Consultant's Report                         18

4.    Transfer of Restricted Securities           19
  4A. General Provisions                          19
  4B. Opinion Delivery                            19
  4C. Rule 144A                                   19
  4D. Legend Removal                              19
  4E. Foreign Ownership Restrictions              20

5.    Representations and Warranties of
      the Company                                 20
  5A. Organization, Corporate Power and
      Licenses                                    20
  5B. Capital Stock and Related Matters           20
  5C. Material Subsidiaries;
      Investments                                 21
  5D. Authorization; No Breach                    22
  5E. Financial Statements                        23
  5F. Absence of Undisclosed
      Liabilities                                 23
  5G. No Material Adverse Change                  24
  5H. Absence of Certain Developments             24
  5I. Assets                                      25
  5J. Tax Matters                                 26
                      Page 26 of 196 Pages
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  5K. Contracts and Commitments                   28
  5L. Intellectual Property Rights                30
  5M. Litigation, etc.                            31
  5N. Brokerage                                   32
  5O. Governmental Consent, etc.                  32
  5P. Insurance                                   33
  5Q. Employees                                   33
  5R. ERISA                                       33
  5S. Compliance with Laws                        35
  5T. Small Business Matters                      36
  5U. Affiliated Transactions                     36
  5V. Investment Company                          37
  5W. Margin Securities                           37
  5X. Disclosure                                  37
  5Y. Reports with the Securities and
      Exchange Commission                         37
  5Z. Knowledge                                   38

Section 6.  Representations and Warranties of
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      the Purchasers                              38
  6A. Organization, Power and Licenses            38
  6B. Authorization; No Breach                    38

7.  Definitions                                   39
  7A. Definitions                                 39

8.  Miscellaneous                                 44
  8A. Expenses                                    44
  8B. Remedies                                    44
  8C. Purchaser's Investment
      Representations                             44
  8D. Consent to Amendments                       45
  8E. Survival of Representations
      and Warranties                              46
  8F. Successors and Assigns                      46
  8G. Capital and Surplus; Special
      Reserves                                    46
  8H. Severability                                46
  8I. Counterparts                                47
  8J. Descriptive Headings;
      Interpretation                              47
  8K. Governing Law                               47
  8L. Notices                                     47
  8M. Consideration for Warrants                  48
  8N. Understanding Among the
      Purchasers                                  48
  8O. No Strict Construction                      48
  8P. Indemnification                             49
  8Q. Payment Set Aside                           49
  8R. Subordination                               50


Schedules and Exhibits

Schedule of Purchasers
List of Exhibits
List of Disclosure Schedules
                      Page 27 of 196 Pages
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                            ACC CORP.

               NOTE AND WARRANT PURCHASE AGREEMENT


THIS AGREEMENT is made as of May 22, 1995, by and among ACC Corp., a Delaware corporation (the "Company"), and the Persons listed on the Schedule of Purchasers attached hereto (collectively referred to herein as the "Purchasers" and individually as a "Purchaser"). Except as otherwise indicated herein, capitalized terms used herein are defined in Section 7 hereof.

The parties hereto agree as follows:

          Section 1.     Authorization and Closing.

          1A. Authorization of the Notes and the Warrants. The Company shall authorize the issuance and sale to the Purchasers of (i) its 12% Subordinated Convertible Notes in an aggregate principal amount of $10,000,000 and containing the terms and conditions and in the form set forth in Exhibit A attached hereto (the "Notes"), (ii) its Stock Purchase Warrants to acquire an aggregate of 100,000 shares of the Company's Common Stock, par value $.015 per share (the "Common Stock"), containing the terms and conditions and in the form set forth in Exhibit B attached hereto (the "Closing Warrants"), and (iii) the Warrants referred to in paragraph 3M hereof (the "Springing Stock Purchase Warrants" and, together with the Closing Warrants, the "Warrants"). The Notes are convertible into shares Common Stock at the Conversion Price (as defined in the Notes), and are also automatically convertible into shares of the Company's Series A Preferred Stock, par value $1.00 per share (the "Series A Preferred"), upon authorization of such class by the Company's stockholders.

          1B. Purchase and Sale of the Notes and the Warrants. At the Closing, the Company shall sell to each Purchaser and, subject to the terms and conditions set forth herein, each Purchaser shall purchase from the Company (i) a Note in the aggregate principal amount set forth opposite such Purchaser's name on the Schedule of Purchasers attached hereto at a price equal to the price set forth opposite such Purchaser's name on the Schedule of Purchasers and (ii) a Closing Warrant to purchase the number of shares of Common Stock set forth opposite such Purchaser's name on the Schedule of Purchasers at a price equal to the price set forth opposite such
                      Page 28 of 196 Pages

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Purchaser's name on the Schedule of Purchasers.  In addition, at the Closing, each Purchaser shall pay the Company the amount set forth opposite such Purchaser's name on the Schedule of
Purchasers in consideration for the issuance of the Springing
Warrants.   The sale of the Notes and the Warrants to each
Purchaser shall constitute a separate sale hereunder.

          1C. The Closing. The closing of the separate purchases and sales of the Notes and the Warrants (the "Closing") shall take place at the offices of Kirkland & Ellis in Chicago, Illinois, at 10:00 a.m. on May 22, 1995, or at such other place or on such other date as may be mutually agreeable to the Company and each Purchaser. At the Closing, the Company shall deliver to each Purchaser instruments evidencing the Note and the Warrants to be purchased by such Purchaser, payable to the order of such Purchaser or its nominee or registered in such Purchaser's or its nominee's name, respectively, upon payment of the purchase price thereof by a cashier's or certified check, or by wire transfer of immediately available funds to the Company's account at Marine Midland Bank, N.A., in the aggregate amount set forth opposite such Purchaser's name on the Schedule of Purchasers.

          Section 2.     Conditions of Each Purchaser's
Obligation at the Closing. The obligation of each Purchaser to purchase and pay for the Notes and the Warrants at the Closing is subject to the satisfaction as of the Closing of the following conditions:

          2A. Representations and Warranties; Covenants. The representations and warranties contained in Section 5 hereof shall be true and correct in all material respects at and as of the Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein, and the Company shall have performed in all material respects all of the covenants required to be performed by it hereunder at or prior to the Closing.

          2B. Amendment of Certificate of Incorporation. The amendment to the Company's Certificate of Incorporation (the "Certificate of Incorporation") set forth in Exhibit C attached hereto (the "Amendment") shall have been authorized by the Company's board of directors for submission to the Company's stockholders at the Company's next annual meeting of stockholders.
                      Page 29 of 196 Pages

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          2C.  Certificate of Designation.  A certificate of
designation containing the terms set forth in Exhibit D attached hereto (the "Certificate of Designation") shall have been approved by the Company's board of directors to be effective upon the filing of the Amendment with the Delaware Secretary of State.

          2D. Registration Agreement. The Company and the Purchasers shall have entered into a registration agreement in form and substance as set forth in Exhibit E attached hereto (the "Registration Agreement"), and the Registration Agreement shall be in full force and effect as of the Closing.

          2E. Participation Agreement. The Purchasers and Richard T. Aab shall have entered into a participation agreement in form and substance set forth in Exhibit F attached hereto (the "Participation Agreement"), and the Participation Agreement shall be in full force and effect as of the Closing.

          2F. Securities Law Compliance. The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Notes and the Warrants pursuant to this Agreement in compliance with such laws.

          2G. Opinion of the Company's Counsel. Each Purchaser shall have received from Underberg & Kessler, counsel for the Company, an opinion with respect to the matters set forth in Exhibit G attached hereto, which shall be addressed to each Purchaser, dated the date of the Closing and in form and substance reasonably satisfactory to each Purchaser.

          2H. Closing Documents. The Company shall have delivered to each Purchaser all of the following documents:

               (i) an Officer's Certificate, dated the date of the Closing, stating that the conditions specified in Sec-tion 1 and paragraphs 2A through 2F, inclusive, have been fully satisfied;

              (ii) certified copies of the resolutions duly adopted by the Company's board of directors authorizing the execution, delivery and performance of this Agreement, the Registration Agreement and each of the other agreements contemplated hereby, the Amendment, the issuance and sale of the Notes, the issuance and sale of the Warrants, the
                      Page 30 of 196 Pages
     reservation for issuance upon conversion of the Notes or (when authorized and issued) the Series A Preferred or the exercise of the Springing Warrants and the exercise of the Closing Warrants an aggregate of 725,000 shares of Common Stock and the consummation of all other transactions contemplated by this Agreement;

             (iii) certified copies of the Company's Certificate of Incorporation and bylaws, each as in effect at the Closing;

              (iv) copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder (including all blue sky law filings and waivers of all preemptive rights and rights of first refusal);

               (v) for the Purchasers which are SBICs, duly completed and executed SBA Forms 480, 652 and 1031 (Part A) together with a 5-year business plan showing the Company's financial projections and a written statement from the Company regarding its intended use of proceeds; and

              (vi) such other documents relating to the transac-tions contemplated by this Agreement as any Purchaser or its special counsel may reasonably request.

          2I. Proceedings. All corporate and other proceedings taken or required to be taken by the Company in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Purchaser and its special counsel.

          2J. Waiver. Any condition specified in this Section 2 may be waived if consented to by each Purchaser; provided that no such waiver shall be effective against any Purchaser unless it is set forth in a writing executed by such Purchaser.

          2K. Expenses. At the Closing, the Company shall have reimbursed the Purchasers for fees and expenses to the extent provided in paragraph 8A hereof.

          2L. Compliance with Applicable Laws. The purchase of the Notes and the Warrants by each Purchaser hereunder shall not be
                      Page 31 of 196 Pages
prohibited by any applicable law or governmental rule or regulation and shall not subject such Purchaser to any penalty, liability or, in such Purchaser's sole judgment, other onerous condition under or pursuant to any applicable law or governmental rule or regulation, and the purchase of the Notes and the Warrants by each Purchaser hereunder shall be permitted by laws, rules and regulations of the jurisdictions and governmental authorities and agencies to which such Purchaser is subject.

          Section 3.     Covenants.

          3A. Financial Statements and Other Information. The Company shall deliver to each Purchaser (so long as such Purchaser holds at least 2.5% of the outstanding principal amount of the Notes or at least 2.5% of the outstanding shares of Series A Preferred) and to each holder of at least 10% of the outstanding principal amount of the Notes and each holder of at least 10% of the outstanding shares of Series A Preferred:

               (i) as soon as available but in any event within 30 days after the end of each monthly accounting period in each fiscal year, unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries and of each of the U.S., Canadian and U.K. long distance operations and its U.S. local service operations for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and unaudited consolidated balance sheets of the Company and its Subsidiaries as of the end of such monthly period, setting forth in each case comparisons to the Company's annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments for recurring accruals, and shall be certified by the Company's chief financial officer; in addition to the foregoing, such financial statements shall set forth total billable minutes, revenue per minute and network cost per minute for such period for the Company and each of its U.S., Canadian and U.K. long distance operations;

              (ii) as soon as available but in any event within 45 days after the end of each quarterly accounting period in each fiscal year, unaudited consolidating and consolidated state-
                      Page 32 of 196 Pages
     ments of income and cash flows of the Company and its Subsidiaries and of each of the U.S., Canadian and U.K. long distance operations and the U.S. local service operations for such quarter and for the period from the beginning of the fiscal year to the end of such quarter, and unaudited consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such quarter, setting forth in each case comparisons to the Company's annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments for recurring accruals, and shall be certified by the Company's chief financial officer;

             (iii)  accompanying the financial statements
     referred to in subparagraph (i) an Officer's Certificate stating that there is no Event of Default, Potential Event of Default, Event of Noncompliance or Potential Event of Noncompliance in existence and that neither the Company nor any of its Subsidiaries is in default under any of its other material agreements or, if any Event of Default, Potential Event of Default, Event of Noncompliance or Potential Event of Noncompliance or any such default exists, specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

              (iv) within 90 days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the Company's annual budget and to the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by (a) with respect to the consolidated portions of such statements, an opinion containing no exceptions or qualifications (except for qualifications regarding specified contingent liabilities) of an independent accounting firm of recognized national standing, and (b) a certificate from such accounting firm, addressed to the Company's board of directors, stating that in the course of its examination in connection with its customary annual
                      Page 33 of 196 Pages
     audit nothing came to its attention that caused it to believe that there was an Event of Default, Potential Event of Default, Event of Noncompliance or Potential Event of Noncompliance in existence or that there was any other default by the Company or any Subsidiary in the fulfillment of or compliance with any of the terms, covenants, provisions or conditions of any other material agreement to which the Company or any Subsidiary is a party or, if such accountants have reason to believe any Event of Default, Potential Event of Default, Event of Noncompliance or Potential Event of Noncompliance or other default by the Company or any Subsidiary exists, a certificate specifying the nature and period of existence thereof;

               (v) within 120 days after the end of each fiscal year, a copy of the annual management letter from the Company's independent accounting firm to the board of directors;

              (vi) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company's operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder);

             (vii) at least 30 days but not more than 90 days prior to the first fiscal year end following the Closing, a budget prepared on a monthly basis for the Company and its Subsidiaries for the next succeeding fiscal year and on an annual basis for the second through the fifth succeeding fiscal years (displaying in each case anticipated statements of income and cash flows and balance sheets), and promptly upon preparation thereof any other significant budgets prepared by the Company and any revisions of such budget, and within 30 days after any monthly period in which there is a material adverse deviation from the annual budget, a written explanation of such deviation;

            (viii) promptly (but in any event within five business days) after the discovery or receipt of notice of any Event of Default, Potential Event of Default, Event of Noncompliance or Potential Event of Noncompliance, any default under any other material agreement to which it or any of its Subsidiaries is
                      Page 34 of 196 Pages
a party, any condition or event which has resulted in or is reasonably likely to result in any material liability under any federal, state or local statute or regulation relating to public health and safety, worker health and safety or pollution or protection of the environment or any other material adverse change, event or circumstance affecting the Company or any Subsidiary (including the filing of any material litigation against the Company or any Subsidiary or the existence of any dispute with any Person which involves a reasonable likelihood of such litigation being commenced), an Officer's Certificate specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

              (ix) within ten days after transmission thereof, copies of all financial statements, proxy statements, reports and any other general written communications which the Company sends to its stockholders or to its Subsidiaries' stockholders and copies of all registration statements and all regular, special or periodic reports which it or its Subsidiaries file, or any of its officers or directors file with respect to the Company, with the Securi-ties and Exchange Commission or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company's and its Subsidiaries' businesses; and

               (x) with reasonable promptness, such other infor-mation and financial data concerning the Company and its Subsidiaries as any Person entitled to receive information under this paragraph 3A may reasonably request (including separate financial statements for the U.S., Canadian and U.K. operations of the Company and its Subsidiaries).

Each of the financial statements referred to in subparagraph (i) and (iii) shall be true and correct in all material respects as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end adjustments for recurring accruals (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or
                      Page 35 of 196 Pages
business prospects of the Company and its Subsidiaries taken as a whole).

          3B. Inspection Rights. The Company shall permit any representatives designated by any Purchaser (so long as such Purchaser holds at least 2.5% of the outstanding principal amount of the Notes or at least 2.5% of the outstanding shares of Series A Preferred) or any holder of at least 10% of the outstanding principal amount of the Notes or at least 10% of the outstanding shares of Series A Preferred, upon reasonable notice and during normal business hours to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and
(iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers and key employees of the Company and its Subsidiaries. Upon the reasonable request of any such Purchaser or any such holder of Notes or shares of Series A Preferred, the Company shall permit its independent accountants to participate in discussions with such Persons regarding the Company and its Subsidiaries. Each holder of Notes, Series A Preferred or Underlying Common Stock which is a "venture capital operating company" for purpose of Department of Labor Regulation Section 2510.3-101 shall in addition to all other rights granted under this Agreement have the right, at reasonable times and upon reasonable notice, to consult with and advise the officers of the Company with respect to the management of the Company and its Subsidiaries.

          3C. Attendance at Board Meetings. The Company shall give each holder of at least $5,000,000 of the outstanding principal amount of the Notes and each holder of at least 5,000 shares of Series A Preferred written notice of each meeting of its or any of its non-wholly-owned Subsidiaries' board of directors, and each committee thereof at the same time notice of such meeting is given to directors and the Company shall permit a representative of each such Person to attend as an observer all meetings of its and its non-wholly-owned Subsidiaries' board of directors and all committees thereof; provided that in the case of telephonic meetings conducted in accordance with the Company's or any such Subsidiaries' bylaws and applicable law, each such Person's representative shall be given the opportunity to listen to such telephonic meetings. Each representative shall be entitled to receive all written materials and other information (including copies of meeting minutes) given to directors in connection with
                      Page 36 of 196 Pages
such meetings at the same time such materials and information are given to the directors. If the Company or any of its non-wholly-owned Subsidiaries proposes to take any action by written consent in lieu of a meeting of its board of directors or of any committee thereof, the Company shall give written notice thereof to each such Person prior to the effective date of such consent describing in reasonable detail the nature and substance of such action. In the event that the director designated by the holders of Notes or Series A Preferred pursuant to paragraph 3D hereof or the director elected by the holder of the Series A Preferred pursuant to the Certificate of Designation, as applicable, does not attend any board or committee meeting, the Company shall pay the reasonable out-of-pocket expenses of one representative of such holders (to be determined by the holders a majority of the outstanding principal amount of the Notes or a majority of the outstanding shares of the Series A Preferred, as applicable) incurred in connection with attending such board and committee meetings.

          3D. Designation of Director. So long as more than 33% of the original principal amount of the Notes remains outstanding, the holders of the Notes shall have the right to select a representative to be elected to the Company's board of directors, and the Company shall nominate such representative for election to the board of directors and solicit proxies from the Company's stockholders in favor of the election of such representative. Such representative shall initially be Robert Van Degna. The Company shall use its best efforts to cause such representative to be elected to the board of directors (including voting all unrestricted proxies in favor of such representation) and shall not take any action which would diminish the prospects of such representatives being elected to the board of directors. The Company shall appoint such representative or, if applicable, the director elected by the holders of the Series A Preferred pursuant to the Certificate of Designation, to be a member of the Executive Committee, the Compensation Committee and the Independent Committee of the Company's board of directors and, upon the request of such representative, to any other board committee of the Company and shall vote its securities of any non-wholly owned Subsidiary to elect such representative to the board of directors (or any similar body) of any non-wholly owned Subsidiary and any board committee of any non-wholly owned Subsidiary. All out-of-pocket expenses of each board member incurred in connection with attending regular and special board meetings and any meeting of any board committee shall be paid by the Company. The board representative designated
                      Page 37 of 196 Pages
hereunder or elected by the holders of the Series A Preferred shall be entitled to fees and other compensation paid to board members who are not employees of the Company or its Subsidiaries.

          3E. Amendment to Certificate of Incorporation and Filing of Certificate of Designation. The Company shall submit the Amendment to the Company's stockholders for approval at the Company's next annual meeting and shall solicit proxies from the Company's stockholders in favor of the approval of the Amendment. The Company shall use its best efforts to cause the Amendment to be approved by the Company's stockholders (including recommending approval and voting all unrestricted proxies in favor of the Amendment) and shall not take any action which would diminish the prospects of the Amendment being so approved. Upon such approval, the Company shall cause the Amendment and the Certificate of Designation to be filed with the Delaware Secretary of State.

          3F. Restrictive Covenants. So long as any of the Notes or any shares of Series A Preferred remain outstanding, the Company shall not, without the prior written consent of the holders of a majority of the outstanding principal amount of the Notes or the holders of a majority of the outstanding shares of Series A Preferred:

               (i) directly or indirectly declare or pay any dividends or make any distributions upon any shares of its capital stock or other equity securities, except for (a) dividends on the Series A Preferred and (b) dividends payable in shares of Common Stock issued upon the outstanding shares of Common Stock, or permit any non-wholly-owned Subsidiary to directly or indirectly declare or pay any dividends or make any distributions upon any shares of its capital stock or other equity securities;

              (ii) directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire, any of the Company's or any Subsidiary's capital stock or other equity securities (including warrants, options and other rights to acquire such capital stock or other equity securities) other than the Series A Preferred or directly or indirectly redeem, purchase or make any payments with respect to any stock appreciation rights, phantom stock plans or similar rights or plans;
                      Page 38 of 196 Pages

             (iii) enter into, or permit any Subsidiary to enter into, the ownership, active management or operation of any business other than the businesses of providing telecommunications services and plant and equipment related thereto;

              (iv) make any amendment to the Certificate of Incorporation or the Company's bylaws, or file any resolution of the board of directors with the Delaware Secretary of State containing any provisions, which would
     (a) adversely affect or otherwise impair the rights or relative priority of the holders of the Series A Preferred under this Agreement, the Certificate of Incorporation or the Company's bylaws or (b) change or include anti-takeover provisions in the Certificate of Incorporation or the Company's bylaws;

               (v)  become subject to, or permit any of its
     Subsidiaries to become subject to, (including by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict
     (a) the right of any Subsidiary to make loans or advances or pay dividends to, transfer property to, or repay any Indebtedness owed to, the Company or another Subsidiary (except with respect to any indebtedness or credit facility which is senior in right of payment to the Notes and the Series A Preferred) or (b) the Company's right to perform the provisions of this Agreement, the Notes, the Amendment or the Registration Agreement (including provisions relating to the payment of principal and interest on the Notes and the redemption of, and payment of dividends with respect to, the Series A Preferred);

              (vi) enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's officers, directors or Affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such Person or individual owns a beneficial interest (other than any such agreements, transactions, commitments or arrangements between the Company and any Subsidiary), except for compensation, options and benefit programs approved by the Compensation Committee of the Company's board of directors or other transactions approved by an independent committee of the
                      Page 39 of 196 Pages

     Company's board of directors and except as otherwise expressly contemplated by this Agreement.

          3G. Affirmative Covenants. So long as any of the Notes or any shares of Series A Preferred remain outstanding, the Company shall, and shall cause each Subsidiary to, unless it has received the prior written consent of the holders of a majority of the outstanding principal amount of the Notes and the holders of a majority of the outstanding shares of Series A Preferred:

               (i) at all times cause to be done all things necessary to maintain, preserve and renew its corporate existence (except that a wholly-owned Subsidiary may be merged or liquidated into the Company or another Subsidiary) and all material licenses, authorizations and permits necessary to the conduct of its businesses;

              (ii) maintain and keep its material properties in good repair, working order and condition, and from time to time make all necessary or desirable repairs, renewals and replacements to its properties so that its businesses may be properly and advantageously conducted at all times in all material respects;

             (iii) pay and discharge when payable all material taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and all material claims for labor, materials or supplies which if unpaid would by law become a Lien upon any of its property unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

              (iv) comply with all other material obligations which it incurs pursuant to any contract or agreement, whether oral or written, express or implied, as such obligations become due, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally
                      Page 40 of 196 Pages
     accepted accounting principles, consistently applied) have been established on its books with respect thereto;

               (v) comply with all applicable laws, rules and regulations of all governmental authorities, the violation of which would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole;

              (vi) continue in force the insurance coverages existing as of the date hereof, with such additional or supplemental insurance as is customary for corporations of similar size engaged in similar lines of business; and

             (vii) maintain proper books of record and account which present fairly in all material respects its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with generally accepted accounting principles, consistently applied.

          3H. Use of Proceeds. The Company shall not, nor shall it permit any Subsidiary to, use any proceeds from the sale of the Notes hereunder, directly or indirectly, for the purposes of purchasing or carrying any "margin securities" within the meaning of Regulation G or T promulgated by the Board of Governors of the Federal Reserve Board or for the purpose of arranging for the extension of credit secured, directly or indirectly, in whole or in part by collateral that includes any "margin securities."

          3I. Current Public Information. The Company shall file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder and shall take such further action as any holder or holders of Restricted Securities may reasonably request, all to the extent required to enable such holders to sell Restricted Securities pursuant to (i) Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission or (ii) a registration statement on Form S-2 or S-3 or any similar registration form hereafter adopted by the Securities and Exchange Commission. Upon request,
                      Page 41 of 196 Pages
the Company shall deliver to any holder of Restricted Securities a written statement as to whether it has complied with such requirements.

          3J.  First Offer Rights.

               (i)  Except for issuances of Common Stock
(a) pursuant to options for Common Stock granted to the employees of the Company or any Subsidiary, (b) upon the conversion of the Notes or the Series A Preferred or upon the exercise of the Warrants, (c) in connection with the acquisition (however effected) of another company or business, (d) pursuant to a public offering registered under the Securities Act, (e) to the Company's lenders in connection with the provision or extension of senior debt financing to the Company or any Subsidiary or (f) for strategic investment by any entity which directly or through one or more subsidiaries is engaged in the business of providing telecommunication services or other utility services as a material portion of its business, if the Company proposes the issuance or sale of any shares of Common Stock or any securities containing options or rights to acquire any shares of Common Stock (other than as a dividend on the outstanding Common Stock), the Company shall first offer to sell to each holder of Underlying Common Stock a portion of such stock or securities equal to the quotient determined by dividing (1) the number of shares of Underlying Common Stock held by such holder by (2) the sum of the total number of shares of Underlying Common Stock and the number of shares of Common Stock outstanding which are not shares of Underlying Common Stock. Each holder of Underlying Common Stock shall be entitled to purchase such stock or securities at the most favorable price and on the most favorable terms as such stock or securities are to be offered to any other Persons; provided that if all Persons entitled to purchase or receive such stock or securities are required to also purchase other securities of the Company, the holders of Underlying Common Stock exercising their rights pursuant to this paragraph shall also be required to purchase the same strip of securities (on the same terms and conditions) that such other Persons are required to purchase. The purchase price for all stock and securities offered to the holders of the Underlying Common Stock shall be payable in cash or, to the extent otherwise required hereunder, notes issued by such holders.

              (ii) In order to exercise its purchase rights hereunder, a holder of Underlying Common Stock must within 15 days
                      Page 42 of 196 Pages
after receipt of written notice from the Company describing in reasonable detail the stock or securities being offered, the purchase price thereof, the payment terms and such holder's percentage allotment deliver a written notice to the Company describing its election hereunder. If all of the stock and securities offered to the holders of Underlying Common Stock is not fully subscribed by such holders, the remaining stock and securities shall be reoffered by the Company to the holders purchasing their full allotment upon the terms set forth in this paragraph, except that such holders must exercise their purchase rights within five days after receipt of such reoffer.

             (iii) Upon the expiration of the offering periods described above, the Company shall be entitled to sell such stock or securities which the holders of Underlying Common Stock have not elected to purchase during the 90 days following such expiration at a price no less than 90% of the price at which such stock or securities were offered to such holders and on other terms and conditions no more favorable in any material respect to the purchasers thereof than those offered to such holders. Any stock or securities offered or sold by the Company after such 90-day period must be reoffered to the holders of Underlying Common Stock pursuant to the terms of this paragraph.

          3K.  SBIC Regulatory Provisions.

               (i) Within 75 days after the Closing and at the end of each month thereafter until all of the proceeds from the Financing hereunder have been used by the Company and its Subsidiaries, the Company shall deliver to each SBIC Holder a written statement certified by the Company's president or chief financial officer describing in reasonable detail the use of the proceeds of the Financing hereunder by the Company and its Subsidiaries. In addition to any other rights granted hereunder, the Company shall grant each SBIC Holder and the United States Small Business Administration (the "SBA") access to the Company's records for the purpose of verifying the use of such proceeds.

              (ii) Upon the occurrence of a Regulatory Violation or in the event that any SBIC Holder determines in its reasonable good faith judgment that a Regulatory Violation has occurred, in addition to any other rights and remedies to which it may be entitled as a holder of Notes, Series A Preferred or Underlying Common Stock (whether under this Agreement, the Certificate of
                      Page 43 of 196 Pages

Incorporation or otherwise), each SBIC Holder shall have the right to the extent required under the SBIC Regulations to demand the immediate repurchase of all of the Notes, Series A Preferred and Underlying Common Stock owned by such SBIC Holder at a price equal to the aggregate unpaid principal amount of the Notes and all accrued and unpaid interest thereon and the amount paid for such stock hereunder, plus all accrued or declared and unpaid dividends thereon, by delivering written notice of such demand to the Company. The Company shall pay the purchase price for such securities by a cashier's or certified check or by wire transfer of immediately available funds to each SBIC Holder demanding repurchase within 30 days after the Company's receipt of the demand notice, and upon such payment, each such SBIC Holder shall deliver the instruments and certificates evidencing the Notes, Series A Preferred and Underlying Common Stock to be repurchased duly endorsed for transfer or accompanied by duly executed forms of assignment.

             (iii) The Company shall use the proceeds of the Financing hereunder to repay Indebtedness in the United States, to acquire capital assets in the United States, to provide working capital to its U.S. operations and for other purposes complying with the SBA Regulations.

              (iv) For purposes of this paragraph, "Regulatory Violation" means, with respect to any SBIC Holder providing Financing under this Agreement, (a) a diversion of the proceeds of such Financing from the reported use thereof on the use of proceeds statement delivered by the Company on SBA Form 1031 delivered at the Closing, if such diversion was effected without obtaining the prior written consent of the SBIC Holders (which may be withheld in their sole discretion) or (b) a change in the principal business activity of the Company and its Subsidiaries to an ineligible business activity (within the meaning of the SBIC Regulations) if such change occurs within one year after the date of the initial Financing hereunder; and the term "Financing" shall have the meaning set forth in the SBIC Regulations.

          3L. Regulatory Compliance Cooperation. In the event that any SBIC Holder determines that it has a Regulatory Problem (as defined below), the Company shall take all such actions as are reasonably requested by such SBIC Holder in order to effectuate and facilitate any transfer by such SBIC Holder of any securities of the Company then held by such SBIC Holder to any Person designated
                      Page 44 of 196 Pages
by such SBIC Holder to alleviate such Regulatory Problem. For purposes of this Agreement, a "Regulatory Problem" means any set of facts or circumstances wherein it has been asserted by any governmental regulatory agency (or such SBIC Holder believes that there is a substantial risk of such assertion) that such SBIC Holder and its Affiliates are not entitled to hold, or exercise any significant right with respect to, the Series A Preferred or the Common Stock.

          3M.  Springing Warrants.

          (i) At the Closing, the Company shall issue to each Purchaser of Notes a Springing Warrant substantially in the form of Exhibit G hereto for the consideration set forth in paragraph 1B hereof. Each Springing Warrant shall provide that upon any Optional Prepayment of the Notes or Optional Redemption of the Series A Preferred, the holders of the Notes and the holders of the Series A Preferred shall have the right to acquire initially the same number of shares of Common Stock into which the portion of such holder's Note or such holder's shares of Series A Preferred, the case may be, being repaid (the "Repaid Amount") is convertible as of the payment date. The initial exercise price for each share of Common Stock under the Springing Warrant shall be equal to the Conversion Price under the Notes or the Series A Preferred as of the payment date, and the Springing Warrant shall be exercisable at any time thereafter and shall expire (unless previously exercised) on the seventh anniversary of the Closing, but in no event shall the Springing Warrants be exercisable after the sixth anniversary of the prepayment of all of the SBIC Holder's Notes.

         (ii) Terms used in this paragraph 3M and not otherwise defined herein have the meanings set forth in the Notes or the Amendment, as applicable.

          3N. Consultant's Report. Within 30 days after the Closing, the Company shall retain Somerville & Company, Inc. and cause it to prepare and deliver an organizational study of the Company's senior management team; provided that the cost of such study is not reasonably projected to exceed the amount equal to
(i) $400,000 less (ii) the amount of expenses payable by the Company pursuant to paragraph 8A(i) below.
                      Page 45 of 196 Pages

          Section 4.     Transfer of Restricted Securities.

          4A. General Provisions. Restricted Securities are transferable only pursuant to (i) public offerings registered under the Securities Act, (ii) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule is available and (iii) subject to the conditions specified in paragraph 4B below, any other legally available means of transfer.

          4B. Opinion Delivery. In connection with the transfer of any Restricted Securities (other than a transfer described in paragraph 4A(i) or (ii) above), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of Kirkland & Ellis or other counsel which (to the Company's reason-able satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of Kirkland & Ellis or such other counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in paragraph 8C. If the Company is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this paragraph and paragraph 8C.

          4C. Rule 144A. Upon the request of any Purchaser, the Company shall promptly supply to such Purchaser or its prospective transferees all information regarding the Company required to be delivered in connection with a transfer pursuant to Rule 144A of the Securities and Exchange Commission.

          4D. Legend Removal. If any Restricted Securities become eligible for sale pursuant to Rule 144(k), the Company shall, upon the request of the holder of such Restricted
Securities, remove the legend set forth in paragraph 8C from the certificates for such Restricted Securities.
                      Page 46 of 196 Pages

          4E. Foreign Ownership Restrictions. Any holder of Restricted Securities shall not transfer any Restricted Securities if such transfer results in the violation by the Company of the provisions of 42 U.S.C. Section 310(b)(4).

          Section 5. Representations and Warranties of the Company. As a material inducement to the Purchasers to enter into this Agreement and purchase the Notes and the Warrants hereunder, the Company hereby represents and warrants that:

          5A. Organization, Corporate Power and Licenses. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify, except where the failure to so qualify would not have a material adverse effect on the Company. The Company possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of the Company's and each Material Subsidiary's charter documents and bylaws which have been furnished to the Purchasers' special counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

          5B.  Capital Stock and Related Matters.

          (i) As of the Closing and immediately thereafter, the authorized capital stock of the Company shall consist of 50,000,000 shares of Common Stock, of which 7,756,584 shares shall be issued and outstanding and 725,000 shares shall be reserved for issuance upon conversion of the Notes or the Series A Preferred or exercise of the Warrants. As of the Closing, neither the Company nor any Subsidiary shall have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans, except for the Notes and the Warrants and except as set forth on the attached "Capitalization Schedule." The Capitalization Schedule accurately sets forth the following information with respect to all outstanding options and rights to
                      Page 47 of 196 Pages
acquire the Company's capital stock: the holder, the number of shares covered, the exercise price and the expiration date. As of the Closing, neither the Company nor any Subsidiary shall be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except for the Notes and except as set forth on the Capitalization Schedule. As of the Closing, all of the outstanding shares of the Company's capital stock shall be validly issued, fully paid and nonassessable.

         (ii) There are no statutory or, to the best of the Company's knowledge, contractual stockholders preemptive rights or rights of refusal with respect to the issuance of the Notes or the Warrants hereunder, the issuance of the Series A Preferred upon conversion of the Notes or the issuance of the Common Stock upon conversion of the Notes or the Series A Preferred or upon exercise of the Warrants. The Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Notes or the Warrants hereunder do not require registration or qualification under the Securities Act or any applicable state securities laws. To the best of the Company's knowledge, there are no agreements between the Company's stockholders with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs, except for the Participation Agreement.


          5C. Material Subsidiaries; Investments. The attached "Material Subsidiary Schedule" correctly sets forth the name of each Material Subsidiary, the jurisdiction of its incorporation and the Persons owning the outstanding capital stock of such Material Subsidiary. Each Material Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own its properties and to carry on its businesses as now being conducted and as presently proposed to be conducted and is qualified to do business in every jurisdiction in which its ownership of property or the conduct of business requires it to qualify, except where the failure to so qualify would not have a material adverse effect on the Company or such Material Subsidiary. Except as set forth on the Material Subsidiary Schedule, all of the outstanding shares of capital stock of each Material Subsidiary are
                      Page 48 of 196 Pages
validly issued, fully paid and nonassessable, and all such shares are owned by the Company or another Subsidiary free and clear of any Lien and not subject to any option or right to purchase any such shares. Except as set forth on the Material Subsidiary Schedule, neither the Company nor any Material Subsidiary owns or holds the right to acquire any shares of stock or any other security or interest in any other Person.

          5D. Authorization; No Breach. The execution, delivery and performance of this Agreement, the Notes, the Registration Agreement, the Warrants and all other agreements and instruments contemplated hereby to which the Company is a party, have been duly authorized by the Company. This Agreement, the Registration Agreement, the Notes, the Warrants, the Certificate of Incorporation and all other agreements and instruments contemplated hereby to which the Company is a party each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. Except as set forth on the attached "Restrictions Schedule," the execution and delivery by the Company of this Agreement, the Notes, the Registration Agreement, the Warrants, and all other agreements and instruments contemplated hereby to which the Company is a party, the offering, sale and issuance of the Notes and the Warrants hereunder, the issuance of the Series A Preferred upon conversion of the Notes, the issuance of the Common Stock upon conversion of the Notes or the Series A Preferred, the issuance of Common Stock upon exercise of Warrants, the amendment of the Certificate of Incorporation and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under,
(iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's or any Subsidiary's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the charter or bylaws of the Company or any Material Subsidiary, or any law, statute, rule or regulation to which the Company or any Material Subsidiary is subject (including, without limitation, any usury laws applicable to the Notes), or any material agreement, instrument, order, judgment or decree to which the Company or any Material Subsidiary is subject. Except as set forth on the Restrictions Schedule, none
                      Page 49 of 196 Pages
of the Material Subsidiaries are subject to any restrictions upon making loans or advances or paying dividends to, transferring property to, or repaying any Indebtedness owed to, the Company or another Subsidiary.

          5E. Financial Statements. The Company has previously furnished to each Purchaser true and complete copies of the following financial statements:

               (i) the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1994
     (the "Latest Balance Sheet"), December 31, 1993, and
     December 31, 1992, and the related statements of income and cash flows (or the equivalent) for the respective twelve-month periods then ended; and

              (ii) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of March 31, 1995, and the related statements of income and cash flows (or the equivalent) for the three-month period then ended.

Each of the foregoing financial statements (including in all cases the notes thereto, if any) is accurate and complete in all material respects, is consistent with the books and records of the Company and its Subsidiaries (which, in turn, are accurate and complete in all material respects) and has been prepared in accordance with generally accepted accounting principles, consistently applied, subject in the case of the unaudited financial statements to the absence of footnote disclosure and changes resulting from normal year-end adjustments for recurring accruals (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole).

          5F. Absence of Undisclosed Liabilities. Except as set forth on the attached "Liabilities Schedule," the Company and its Subsidiaries do not have any material obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Company or any Subsidiary, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing other than: (i) liabilities set forth on the Latest Balance Sheet (including any notes
                      Page 50 of 196 Pages
thereto), (ii) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit) and (iii) other liabilities and obligations expressly disclosed in the other Schedules to this Agreement.

          5G.  No Material Adverse Change.  Since the date of the
Latest Balance Sheet, there has been no material adverse change in the financial condition, operating results, assets, operations, employee relations or customer or supplier relations of the Company and its Subsidiaries taken as a whole.

          5H.  Absence of Certain Developments.

          (i) Except as expressly contemplated by this Agreement or as set forth on the attached "Developments Schedule," since the date of the Latest Balance Sheet, neither the Company nor any Material Subsidiary have

               (a) issued any notes, bonds or other debt securi-ties or any capital stock or other equity securities or any securities convertible, exchangeable or exercisable into any capital stock or other equity securities;

               (b) borrowed any amount or incurred or become subject to any material liabilities, except current liabil-ities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business;

               (c) discharged or satisfied any material Lien or paid any material obligation or liability, other than cur-rent liabilities paid in the ordinary course of business;

               (d) declared or made any payment or distribution of cash or other property to its stockholders with respect to its capital stock or other equity securities or purchased or redeemed any shares of its capital stock or other equity securities (including any warrants, options or other rights to acquire its capital stock or other equity securities);
                      Page 51 of 196 Pages

               (e) mortgaged or pledged any of its properties or assets or subjected them to any material Lien, except Liens for current property taxes not yet due and payable;

               (f) sold, assigned or transferred any of its tan-gible assets, except in the ordinary course of business, or canceled any material debts or claims;

               (g) sold, assigned or transferred any patents or patent applications, trademarks, service marks, trade names, corporate names, copyrights or copyright registrations, trade secrets or other intangible assets, or disclosed any material proprietary confidential information to any Person;


               (h) suffered any material extraordinary losses or waived any rights of material value, whether or not in the ordinary course of business or consistent with past practice;

               (i) made capital expenditures or commitments therefor that aggregate in excess of $250,000;

               (j) made any loans or advances to, guarantees for the benefit of, or any Investments in, any Persons in excess of $50,000 in the aggregate;

               (k) made any charitable contributions or pledges in excess of $50,000 in the aggregate;

               (l) suffered any damage, destruction or casualty loss exceeding in the aggregate $50,000, whether or not covered by insurance;

               (m) made any Investment in or taken steps to incorporate any Subsidiary; or

               (n) entered into any other material transaction other than in the ordinary course of business.

         (ii) Neither the Company nor any Subsidiary has at any time made any bribes, kickback payments or other illegal payments.

          5I. Assets. Except as set forth on the attached "Assets Schedule," the Company and each Material Subsidiary have good and marketable title to, or a valid leasehold interest in, the material
                      Page 52 of 196 Pages
properties and assets used by them, located on their premises or shown on the Latest Balance Sheet or acquired thereafter, free and clear of all Liens, except for properties and assets disposed of in the ordinary course of business since the date of the Latest Balance Sheet and except for Liens disclosed on the Latest Balance Sheet (including any notes thereto) and Liens for current property taxes not yet due and payable. Except as described on the Assets Schedule, the Company's and each Material Subsidiary's buildings, equipment and other tangible assets are in good operating condition in all material respects and are fit for use in the ordinary course of business. The Company and each Material Subsidiary own, or have a valid leasehold interest in, all material tangible assets necessary for the conduct of their respective businesses as presently conducted and as presently proposed to be conducted.

          5J.  Tax Matters.

          (i) Except as set forth on the attached "Taxes Sched-ule": the Company and each Subsidiary have filed all material Tax Returns which they are required to file under applicable laws and regulations; all such Tax Returns are complete and correct in all material respects and have been prepared in compliance with all applicable laws and regulations in all material respects; the Company and each Subsidiary in all material respects have paid all Taxes due and owing by them (whether or not such Taxes are required to be shown on a Tax Return) and have withheld and paid over to the appropriate taxing authority all Taxes which they are required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third party; neither the Company nor any Subsidiary has waived any statute of limitations with respect to any material Taxes or agreed to any extension of time with respect to any material Tax assessment or deficiency; the accrual for Taxes on the Latest Balance Sheet would be adequate to pay all Tax liabilities of the Company and its Subsidiaries if their current tax year were treated as ending on the date of the Latest Balance Sheet (excluding any amount recorded which is attributable solely to timing differences between book and Tax income); since the date of the Latest Balance Sheet, the Company and its Subsidiaries have not incurred any material liability for Taxes other than in the ordinary course of business; the assessment of any additional Taxes for periods for which Tax Returns have been filed by the Company and each Subsidiary shall not exceed the recorded liability therefor on the Latest Balance Sheet (excluding any amount recorded which is attributable solely to timing differences between book and
                      Page 53 of 196 Pages

Tax income); the federal income Tax Returns of the Company and its Subsidiaries have been audited and closed for all tax years through 1989; except as set forth on the Tax Audit Schedule, no foreign, federal, state or local tax audits or administrative or judicial proceedings are pending or being conducted with respect to the Company, any Subsidiary nor information related to Tax matters has been requested by any foreign, federal, state or local taxing authority and no written notice indicating an intent to open an audit or other review has been received by the Company from any foreign, federal, state or local taxing authority; and there are no material unresolved questions or claims concerning the Company's, any Subsidiary's Tax liability.

         (ii) Neither the Company nor any of its Subsidiaries has made an election under Section 341(f) of the Internal Revenue Code of 1986, as amended. Neither the Company nor any Subsidiary has been or is currently a member of an Affiliated Group, except for the Affiliated Group in which the Company is the parent. Neither the Company nor any Subsidiary is liable for the Taxes of another Person that is not a Subsidiary in a material amount under (a) Treas. Reg. Section 1.1502-6 (or comparable provisions of state, local or foreign law), (b) as a transferee or successor, (c) by contract or indemnity or (d) otherwise.
Neither the Company nor any Subsidiary is a party to any tax sharing agreement. The Company, each Subsidiary have disclosed on their federal income Tax Returns any position taken for which substantial authority (within the meaning of IRC Section 6662(d)(2)(B)(i)) did not exist at the time the return was filed. Neither the Company nor any Subsidiary has made any payments, is obligated to make payments or is a party to an agreement that could obligate it to make any payments that would not be deductible under IRC Section 280G.

        (iii) "Tax" or "Taxes" means federal, state, county, local, foreign or other income, gross receipts, ad valorem, fran-chise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not. "Tax Return" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof. "Affiliated Group" means any
                      Page 54 of 196 Pages
affiliated group as defined in IRC Section 1504 that has filed a consolidated return for federal income tax purposes (or any similar group under state, local or foreign law) for a period during which any of the Company or any of its Subsidiaries was a member.

          5K.  Contracts and Commitments.

          (i) Except as expressly contemplated by this Agreement or as set forth on the attached "Contracts Schedule" or the attached "Employee Benefits Schedule," neither the Company nor any Subsidiary is a party to or bound by any written or oral:

               (a)  pension, profit sharing, stock option,
     employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit plan or arrangement, or any collective bargaining agreement or any other contract with any labor union, or severance agreements, programs, policies or arrangements;

               (b) contract for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis providing annual compensation in excess of $50,000 or contract relating to loans to officers, directors or Affiliates;

               (c)  contract under which the Company or
     Subsidiary has advanced or loaned any other Person amounts in the aggregate exceeding $50,000;

               (d) agreement or indenture relating to borrowed money or other Indebtedness or the mortgaging, pledging or otherwise placing a Lien on any material asset or material group of assets of the Company and its Subsidiaries;

               (e) guarantee of any obligation in excess of $50,000 (other than by the Company of a wholly-owned
     Subsidiary's debts or a guarantee by a Subsidiary of the Company's debts or another Subsidiary's debts);

               (f) lease or agreement under which the Company or any Subsidiary is lessee of or holds or operates any property, real or personal, owned by any other party, except for any
                      Page 55 of 196 Pages
     lease of real or personal property under which the aggregate annual rental payments do not exceed $50,000;

               (g) lease or agreement under which the Company or any Subsidiary is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company or any Subsidiary;

               (h) contract or group of related contracts with the same party or group of affiliated parties the performance of which involves consideration in excess of $100,000;

               (i)  assignment, license, indemnification or
     agreement with respect to any intangible property (including any Intellectual Property);

               (j)  warranty agreement with respect to its
     services rendered or its products sold or leased;

               (k) agreement under which it has granted any Person any registration rights (including demand and piggyback registration rights);

               (l)  sales, distribution or franchise agreement;

               (m) agreement with a term of more than six months which is not terminable by the Company or any Subsidiary upon 30 days' or less notice without material penalty;


               (n) contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world; or

               (o) any other agreement which is material to its operations and business prospects or involves a consideration in excess of $100,000 annually.

         (ii) All of the contracts, agreements and instruments set forth on the Contracts Schedule are valid, binding and enforceable against the Company or the Subsidiary that is a party thereto in accordance with their respective terms. The Company and each Subsidiary have performed all material obligations required to be performed by them under the contracts, agreements and instruments listed on the Contracts Schedule and are not in material default
                      Page 56 of 196 Pages
under or in material breach of nor in receipt of any claim of default or breach under any contract, agreement or instrument listed on the Contracts Schedule; no event has occurred which with the passage of time or the giving of notice or both would result in a material default, breach or event of noncompliance by the Company or any Subsidiary under any contract, agreement or instrument listed on the Contracts Schedule; neither the Company nor any Subsidiary has any present expectation or intention of not fully performing all such material obligations; neither the Company nor any Subsidiary has knowledge of any material breach or anticipated material breach by the other parties to any contract, agreement, instrument or commitment listed on the Contracts Schedule.

        (iii) The Purchasers' special counsel has been supplied with a true and correct copy of each of the written instruments, plans, contracts and agreements and an accurate description of each of the oral arrangements, contracts and agreements which are referred to on the Contracts Schedule, together with all amend-ments, waivers or other changes thereto.

          5L.  Intellectual Property Rights.

          (i) The attached "Intellectual Property Schedule" con-tains a complete and accurate list of all (a) material patented or registered Intellectual Property Rights owned or used by the Company or any Subsidiary, (b) material pending patent applica-tions and applications for registrations of other Intellectual Property Rights filed by the Company or any Subsidiary, (c) mate-rial unregistered trade names and corporate names owned or used by the Company or any Subsidiary and (d) material unregistered trademarks, service marks, copyrights, mask works and computer software owned or used by the Company or any Subsidiary. The Intellectual Property Schedule also contains a complete and accurate list of all licenses and other rights granted by the Company or any Subsidiary to any third party with respect to any material Intellectual Property Rights and all licenses and other rights granted by any third party to the Company or any Subsidiary with respect to any material Intellectual Property Rights, in each case identifying the subject Intellectual Property Rights. Except as set forth on the Intellectual Property Schedule, the Company or one of its Subsidiaries owns all right, title and interest to, or has the right to use pursuant to a valid license, all Intellectual Property Rights necessary for the operation of the businesses of the Company and its Subsidiaries as presently conducted and as presently
                      Page 57 of 196 Pages
proposed to be conducted, free and clear of all Liens. Except as set forth on the Intellectual Property Schedule, the loss or expiration of any Intellectual Property Right or related group of Intellectual Property Rights owned or used by the Company or any Subsidiary has not had and would not reasonably be expected to have a material adverse effect on the conduct of the Company's and its Subsidiaries' respective businesses, and no such loss or expiration is, to the best of the Company's knowledge, threat-ened, pending or reasonably foreseeable. The Company and its Subsidiaries have taken all reasonably necessary and desirable actions to maintain and protect the material Intellectual Property Rights which they own.

         (ii) Except as set forth on the Intellectual Property Schedule, (a) the Company and its Subsidiaries own all right, title and interest in and to all of the Intellectual Property Rights listed on such schedule, free and clear of all Liens,
(b) there have been no claims made against the Company or any Subsidiary asserting the invalidity, misuse or unenforceability of any of such Intellectual Property Rights, (c) neither the Company nor any Subsidiary has received any notices of any infringement or misappropriation by, or conflict with, any third party with respect to such Intellectual Property Rights (including, without limitation, any demand or request that the Company or any Subsidiary license any rights from a third party),
(d) the conduct of the Company's and each Subsidiary's business has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any material Intellectual Property Rights of other Persons, nor would any future conduct as presently contemplated infringe, misappropriate or conflict with any material Intellectual Property Rights of other Persons and (e) to the best of the Company's knowledge, the Intellectual Property Rights owned by or licensed to the Company or any Subsidiary have not been materially infringed, misappropriated or conflicted by other Persons in any material respect. Except as set forth in the Intellectual Property Schedule, the transactions contemplated by this Agreement will have no material adverse effect on the Company's or any Subsidiary's right, title and interest in and to the Intellectual Property Rights listed on the Intellectual Property Schedule.

          5M. Litigation, etc. Except as set forth on the attached "Litigation Schedule," there are no actions, suits, pro-ceedings, orders, investigations or claims pending or, to the best
                      Page 58 of 196 Pages
of the Company's knowledge, threatened against or affecting the Company or any Material Subsidiary (or to the best of the Company's knowledge, pending or threatened against or affecting any of the officers, directors or employees of the Company and its Material Subsidiaries with respect to their businesses or proposed business activities), or pending or threatened by the Company or any Material Subsidiary against any third party, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including any actions, suit, proceedings or investigations with respect to the transactions contemplated by this Agreement); there are no other actions, suits, proceedings, orders, investigations or claims pending or, to the Company's knowledge, threatened against or affecting the Company or any Subsidiary which if adversely determined would have a material adverse effect on the Company and its Subsidiaries, taken as a whole; and neither the Company nor any Material Subsidiary is subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of the Company's knowledge, any governmental investigations or inquiries (including inquiries as to the qualification to hold or receive any license or permit). Neither the Company nor any Subsidiary is subject to any material judgment, order or decree of any court or other governmental agency.

          5N. Brokerage. Except as set forth on the attached "Brokerage Schedule," there are no claims for brokerage commis-sions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company or any Subsidiary. The Company shall pay, and hold each Purchaser harmless against, any liability, loss or expense (including reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

          5O. Governmental Consent, etc. No permit, consent, approval or authorization of, or declaration to or filing by the Company with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the other agreements contemplated hereby, or the consummation by the Company of any other transactions contemplated hereby or thereby, except as set forth on the attached "Consents Schedule" and except as expressly contemplated herein or in the exhibits hereto.
                      Page 59 of 196 Pages

          5P. Insurance. The attached "Insurance Schedule" contains a description of each insurance policy maintained by the Company and its Material Subsidiaries with respect to its properties, assets and businesses, and each such policy is in full force and effect as of the Closing. Neither the Company nor any Material Subsidiary is in material default with respect to its obligations under any insurance policy maintained by it, and neither the Company nor any Material Subsidiary has been denied insurance coverage in the past five years. The insurance coverage of the Company and its Material Subsidiaries is customary for corporations of similar size engaged in similar lines of business. Except as set forth on the Insurance Schedule, the Company and its Material Subsidiaries do not have any self-insurance or co-insurance programs, and the reserves set forth on the Latest Balance Sheet are adequate to cover all anticipated liabilities with respect to any such self-insurance or co-insurance programs.

          5Q. Employees. Except as set forth on the attached "Employees Schedule," the Company is not aware that any executive or key employee of the Company or any Material Subsidiary or any group of employees of the Company or any Material Subsidiary has any plans to terminate employment with the Company or any Material Subsidiary. The Company and each Material Subsidiary have complied in all material respects with all laws relating to the employment of labor (including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes), and the Company is not aware that it or any Material Subsidiary has any material labor relations problems (including any union organization activities, threatened or actual strikes or work stoppages or material grievances). Neither the Company, its Material Subsidiaries nor, to the best of the Company's knowledge, any of their employees is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements relating to, affecting or in conflict with the present or proposed business activities of the Company and its Material Subsidiaries, except for agreements between the Company and its present and former employees.

          5R.  ERISA.

          (i) Multiemployer Plans. The Company does not have any obligation to contribute to (or any other liability, including current or potential withdrawal liability, with respect
to) any
                      Page 60 of 196 Pages

"multiemployer plan" (as defined in Section 3(37) of the Employee
Retirement Income Security Act of 1974, as amended ("ERISA")).

         (ii) Retiree Welfare Plans. The Company does not main-tain or have any obligation to contribute to (or any other lia-bility with respect to) any plan or arrangement whether or not terminated, which provides medical, health, life insurance or other welfare-type benefits for current or future retired or terminated employees (except for limited continued medical benefit coverage required to be provided under Section 4980B of the IRC or as required under applicable state law).

        (iii) Defined Benefit Plans. The Company does not main-tain, contribute to or have any liability under (or with respect to) any employee plan which is a tax-qualified "defined benefit plan" (as defined in Section 3(35) of ERISA), whether or not terminated.

         (iv) Defined Contribution Plans. The Company does not maintain, contribute to or have any liability under (or with respect to) any employee plan which is a tax-qualified "defined contribution plan" (as defined in Section 3(34) of ERISA), whether or not terminated, other than the ACC Corp. Savings and Retirement Plan (the "Profit Sharing Plan").

          (v) Other Plans. Except as set forth in the "Employee Benefits Schedule", the Company does not maintain, contribute to or have any liability under (or with respect to) any plan or arrangement providing benefits to current or former employees, including any bonus plan, plan for deferred compensation, employee health or other welfare benefit plan or other arrangement, whether or not terminated. Such plans and other arrangements are referred to as the "Other Plans."

         (vi) The Company. For purposes of this paragraph 5R, the term "Company" includes all organizations under common control with the Company pursuant to Section 414(b) or (c) of the IRC.

        (vii) Payments and Accruals. With respect to the Profit Sharing Plan and the Other Plans (the "Plans"), all required or recommended (in accordance with historical practices) payments, premiums, contributions, reimbursements or accruals for all periods (or partial periods) ending prior to or as of the Closing shall have been made or properly accrued on the Latest Balance Sheet.
                      Page 61 of 196 Pages

None of the Plans has any material unfunded liabilities which are not reflected on the Latest Balance Sheet.

       (viii) Compliance. The Plans and all related trusts, insurance contracts and funds have been maintained, funded and administered in compliance in all material respects with the applicable provisions of ERISA, the IRC and other applicable laws. Neither the Company nor any trustee or administrator of any Plan has engaged in any transaction with respect to the Plans which could subject the Company or any trustee or administrator or the Plans, or any party dealing with any such Plan, nor do the transactions contemplated by this Agreement constitute transactions which could subject any such party, to either a civil penalty assessed pursuant to Section 502(i) of ERISA or the tax or penalty on prohibited transactions imposed by Section 4975 of the IRC. No actions, suits or claims with respect to the assets of the Plans (other than routine claims for benefits) are pending or threatened which could result in or subject the Company to any liability, and there are no circumstances which could give rise to or be expected to give rise to any such actions, suits or claims.

          (x) Tax Qualification. A favorable determination letter from the IRS has been received by the Company with respect to the Profit Sharing Plan as amended to comply with the IRS as in effect up to the Tax Reform Act of 1986 stating that it is a qualified plan under Section 401(a) of the IRC and there are no circumstances which would cause the Profit Sharing Plan to lose such qualified status.

          (x) Correct Copies. The Company has provided the Purchasers with true and complete copies of all documents pursuant to which the Plans are maintained and administered and the most recent annual reports (Form 5500 and attachments) for the Plans.

          5S. Compliance with Laws. Except as set forth on the attached "Compliance Schedule," neither the Company nor any Subsidiary has violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole, and neither the Company nor any Subsidiary has received notice of any such violation. Except as set forth on the Compliance Schedule, neither the Company nor any Subsidiary is subject to, or has reason to believe
                      Page 62 of 196 Pages
it may become subject to, any material liability (contingent or otherwise) or corrective or remedial obligation arising under any federal, state, local or foreign law, rule or regulation (including the common law) relating to or regulating health, safety, pollution or the protection of the environment ("Environmental Laws"). Without limiting the generality of the foregoing, (i) the Company and each Subsidiary have obtained all material permits, licenses and authorizations required under, and have complied in all material respects with, all Environmental Laws, (ii) no notice has been received by the Company or any Subsidiary regarding any material violation of, or any material claim, liability or corrective or remedial obligation under, any Environmental Laws and (iii) to the Company's knowledge, no facts or circumstances exist with respect to the past or present operations or facilities of the Company or any Subsidiary which would give rise to a material liability or corrective or remedial obligation under any Environmental Laws.

          5T. Small Business Matters. The Company, together with its "affiliates" (as that term is defined in Title 13, Code of Federal Regulations, Section 121.401), is a "small business concern" within the meaning of the Small Business Investment Act of 1958 and the regulations thereunder, including Title 13, Code of Federal Regulations, Section 121.802. The information regarding the Company and its affiliates set forth in the Small Business Administration Form 480, Form 652 and Part A of Form 1031 delivered at the Closing is accurate and complete. Copies of such forms shall have been completed and executed by the Company and delivered to each SBIC Holder at the Closing together with a written statement of the Company regarding its planned use of the proceeds from the sale of the Notes and the Warrants. Neither the Company nor any Subsidiary presently engages in, and it shall not hereafter engage in, any activities, nor shall the Company or any Subsidiary use directly or indirectly the proceeds from the sale of the Notes and the Warrants hereunder for any purpose, for which an SBIC is prohibited from providing funds by the Small Business Investment Act of 1958 and the regulations thereunder (including Title 13, Code of Federal Regulations,
Section 107.901).

          5U. Affiliated Transactions. Except as set forth on the attached "Affiliated Transactions Schedule," no officer, director, employee, or Affiliate of the Company or any Subsidiary or any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person or individual
                      Page 63 of 196 Pages
owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with the Company or any Subsidiary or has any material interest in any material property used by the Company or any Subsidiary.

          5V. Investment Company. Neither the Company nor any of its Subsidiaries is an "investment company" as defined under the Investment Company Act of 1940.

          5W. Margin Securities. Neither the Company nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of buying or carrying "margin securities" within the meaning of Regulations G, T, U or X promulgated by the Board of Governors of the Federal Reserve Board, and no part of the proceeds realized from the sale of the Note shall be used to buy or carry any such margin securities or used in violation of Regulations G, T, U or X.

          5X. Disclosure. To the Company's knowledge, neither this Agreement nor any of the exhibits, schedules, attachments or certificates required to be delivered with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading; provided that with respect to the financial projections furnished to the Purchasers by the Company, the Company represents and warrants only that such projections were based upon assumptions reasonably believed by the Company to be reasonable and fair as of the date the projections were prepared in the context of the Company's history and current and reasonably foreseeable business condi-tions. There is no fact (other than general economic conditions) which the Company has not disclosed to the Purchasers in writing and which, to the Company's knowledge, has had or would reasonably be expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole.

          5Y. Reports with the Securities and Exchange Commis-sion. The Company has furnished the Purchasers with complete and accurate copies of its annual report on Form 10-K for its three most recent fiscal years, all other reports or documents required to be filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act since the filing of the most recent annual report on Form 10-K and its most recent annual report to its stockholders. As of their respective filing dates, such reports and filings did
                      Page 64 of 196 Pages
not contain any material false statements or any misstatement of any material fact and did not omit to state any fact necessary to make the statements set forth therein not misleading. The Company has made all filings with the Securities and Exchange Commission which it is required to make, and the Company has not received any request from the Securities and Exchange Commission to file any amendment or supplement to any of the reports described in this paragraph.

          5Z. Knowledge. For purposes of this Agreement, the "knowledge" of the Company means the actual knowledge, after reasonable inquiry, of Richard T. Aab, Francis D.R. Coleman, Michael R. Daley, Arunas A. Chesonis, Michael L. LaFrance, Steve
M. Dubnik and Christopher Bantoft.

          Section 6.  Representations and Warranties of the
Purchasers.  The Purchasers hereby represent and warrant that:

          6A. Organization, Power and Licenses. Each Purchaser is duly organized, validly existing and in good standing under the laws of its state of organization. Each Purchaser possesses all requisite power and authority and all material licenses, permits and authorizations necessary to carry out the transactions contemplated by this Agreement.

          6B. Authorization; No Breach. The execution, delivery and performance of this Agreement, the Registration Agreement and all other agreements and instruments contemplated hereby to which the Purchasers are parties, have been duly authorized by each such Purchaser. This Agreement, the Registration Agreement and all other agreements and instruments contemplated hereby to which the Purchasers are parties each constitutes a valid and binding obligation of each such Purchaser, enforceable in accordance with its terms. The execution and delivery by the Purchasers of this Agreement, the Registration Agreement and all other agreements and instruments contemplated hereby to which the Purchasers are parties and the fulfillment of and compliance with the respective terms hereof and thereof by the Purchasers, do not and shall not conflict with or result in a breach of the terms, conditions or provisions of any law, statute, rule or regulation to which any Purchaser is subject, or any material order, judgment or decree to which any Purchaser is subject.
                      Page 65 of 196 Pages

          Section 7.  Definitions.

          7A. Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

          "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.


          "Event of Default" has the meaning set forth in the Notes.

          "Event of Noncompliance" has the meaning set forth in the Amendment.

          "Indebtedness" means at a particular time, without duplication, (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money,
(ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business),
(iv) any commitment by which a Person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit), (v) any indebtedness guaranteed in any manner by a Person (including guarantees in the form of an agreement to repurchase or reimburse), (vi) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, (vii) any indebtedness secured by a Lien on a Person's assets and (viii) any unsatisfied obligation for "with-drawal liability" to a "multiemployer plan" as such terms are defined under ERISA.

          "Intellectual Property Rights" means all (i) patents, patent applications, patent disclosures and inventions,
(ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof
                      Page 66 of 196 Pages
together with all of the goodwill associated therewith,
(iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information),
(vii) other intellectual property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium).

          "Investment" as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

          "IRC" means the Internal Revenue Code of 1986, as amended, and any reference to any particular IRC section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

          "IRS" means the United States Internal Revenue Service.

          "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Company, any Subsidiary or any Affiliate, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the Company or any Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course of business).
                      Page 67 of 196 Pages

          "Material Subsidiary" means each Subsidiary of the Company set forth on the Material Subsidiary Schedule and any other Subsidiary of the Company which at the time of determination has more than $500,000 of stockholders equity (as determined in accordance with generally accepted accounting principles) or more than $500,000 of intercompany Indebtedness owing to the Company or another Subsidiary.

          "Officer's Certificate" means a certificate signed by the Company's president or its chief financial officer, stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are necessary in order to permit him to verify the accuracy of the information set forth in such certificate and (ii) to the best of such officer's knowl-edge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

          "Person" means an individual, a partnership, a corpora-tion, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Potential Event of Default" means any event or occurrence which with the passage of time or the giving of notice or both would constitute an Event of Default.

          "Potential Event of Noncompliance" means any event or occurrence which with the passage of time or the giving of notice or both would constitute an Event of Noncompliance.

          "Restricted Securities" means (i) the Notes and the Warrants issued hereunder, (ii) the Series A Preferred issued upon conversion of the Notes, (iii) the Common Stock issued upon conversion of Notes or the Series A Preferred or upon exercise of the Warrants and (iv) any securities issued with respect to the securities referred to in clauses (i), (ii) or (iii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering
                      Page 68 of 196 Pages
them, (b) been distributed to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in paragraph 8C have been delivered by the Company in accordance with paragraph 4(ii). Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in paragraph 8C.

          "SBIC" means a small business investment company licensed under the Small Business Investment Act of 1958, as amended.

          "SBIC Holder" means any holder of Notes, Series A
Preferred or Underlying Common Stock that is an SBIC.

          "SBIC Regulations" means the Small Business Investment
Company Act of 1958, as amended, and the regulations issued by the Small Business Administration thereunder, 13 CFR 107 and 121, as amended.

          "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

          "Securities and Exchange Commission" includes any governmental body or agency succeeding to the functions thereof.

          "Securities Exchange Act" means the Securities Exchange
Act of 1934, as amended, or any similar federal law then in force.

          "Subordination Agreement" means the Subordination
Agreement, dated as of May 22, 1995, by and among each of the Purchasers, the Company, Manufacturers and Traders Trust Company and Marine Midland Bank.

          "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, 50% or more of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or
                      Page 69 of 196 Pages
controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association, joint venture or other business entity, 50% or more of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a 50% or more ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated 50% or more of limited liability company, partnership, association, joint venture or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

          "Underlying Common Stock" means (i) the Common Stock issued or issuable upon conversion of the Notes or the Series A Preferred or upon exercise of the Warrants and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, any Person who holds Notes, Series A Preferred or Warrants shall be deemed to be the holder of the Underlying Common Stock obtainable upon conversion of the Notes or Series A Preferred or exercise of the Warrants in connection with the transfer thereof or otherwise regardless of any restriction or limitation on the conversion of the Notes or the Series A Preferred or exercise of the Warrants, such Underlying Common Stock shall be deemed to be in existence, and such Person shall be entitled to exercise the rights of a holder of Underlying Common Stock hereunder. As to any particular shares of Underlying Common Stock, such shares shall cease to be Underlying Common Stock when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force) or (c) repurchased by the Company or any Subsidiary.
                      Page 70 of 196 Pages

          Section 8.  Miscellaneous.

          8A. Expenses. The Company shall pay, and hold each Purchaser and all holders of Notes, Warrants and Underlying Common Stock harmless against liability for the payment of,
(i) all reasonable documented out-of-pocket expenses incurred by the Purchasers in connection with the transactions contemplated hereby (including the fees and expenses of their special counsel arising in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement and fees and expenses of their accountants and consultants in connection therewith) which shall be payable at the Closing or, if the Closing does not occur, payable upon demand, it being understood that such reasonable documented out-of-pocket expenses shall not exceed $400,000 in the aggregate,
(ii) the reasonable fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effec-tive) under or in respect of this Agreement, the Notes, the agreements and instruments contemplated hereby, the Certificate of Incorporation (including in connection with any proposed merger, sale or recapitalization of the Company), (iii) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any Notes, any shares of Series A Preferred issuance upon conversion of the Notes or any shares of Common Stock issuable upon conversion of Notes or the Series A Preferred or exercise of the Warrants and (iv) the reasonable fees and expenses incurred with respect to the enforcement of the rights granted under this Agreement, the Notes, the agreements or instruments contemplated hereby, the Certificate of Incorporation, or the Warrants.

          8B. Remedies. Each holder of Notes, Series A Preferred and Underlying Common Stock shall have all rights and remedies set forth in this Agreement, the Notes and the Amendment and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

          8C.  Purchaser's Investment Representations.  Each
Purchaser hereby represents that it is acquiring the Restricted
                      Page 71 of 196 Pages

Securities purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein shall prevent any Purchaser and subsequent holders of Restricted Securities from transferring such securities in compliance with the provisions of Section 4 hereof. Each certificate or instrument representing Restricted Securities shall be imprinted with a legend in substantially the following form:

     "The securities represented by this certificate were originally issued on May 22, 1995, and have not been registered under the Securities Act of 1933, as amended. The transfer of the securities represented by this certificate is subject to the conditions specified in the Note and Warrant Purchase Agreement, dated as of May 22, 1995 and as amended and modified from time to time, between the issuer (the "Company") and certain investors, and the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions shall be furnished by the Company to the holder hereof upon written request and without charge."

          8D. Consent to Amendments. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of a majority of the outstanding principal amount of the Notes and a majority of the outstanding shares of Series A Preferred; provided that if there are no Notes or shares of Series A Preferred outstanding, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, only if the Company has obtained the written consent of the holders of a majority of the Underlying Common Stock. No other course of dealing between the Company and the holder of any Notes, Series A Preferred, Warrants or Underlying Common Stock or any delay in exercising any rights hereunder or under the Notes, the Warrants or the Certificate of Incorporation shall operate as a waiver of any rights of any such holders. For purposes of this Agreement, Notes, Series A Preferred or Underlying Common Stock held by the
                      Page 72 of 196 Pages

Company or any Subsidiaries shall not be deemed to be outstanding. If the Company pays any consideration to any holder of Notes, Series A Preferred or Underlying Common Stock for such holder's consent to any amendment, modification or waiver hereunder, the Company shall also pay each other holder granting its consent hereunder equivalent consideration computed on a pro rata basis.

          8E. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of the knowledge of any Purchaser or any investigation made by any Purchaser or on its behalf, and neither the knowledge of, nor any investigation by, any Purchaser shall affect the occurrence or existence of a breach of any representation or warranty contained herein as of the Closing.

          8F. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.
In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for any Purchaser's benefit as a purchaser or holder of Notes, Series A Preferred, Warrants or Underlying Common Stock are also for the benefit of, and enforceable by, any subsequent holder of such Notes, such Series A Preferred, such Warrants or such Underlying Common Stock.

          8G. Capital and Surplus; Special Reserves. The Company agrees that the capital of the Company (as such term is used in Section 154 of the General Corporation Law of Delaware) in respect of the Series A Preferred issued upon conversion of the Notes shall be equal to the aggregate par value of such shares and that it shall not increase the capital of the Company with respect to any shares of the Company's capital stock at any time on or after the date of this Agreement. The Company also agrees that it shall not create any special reserves under
Section 171 of the General Corporation Law of Delaware without the prior written consent of the holders of a majority of the outstanding Series A Preferred.

          8H. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effec-
                      Page 73 of 196 Pages
tive and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          8I. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

          8J. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

          8K. Governing Law. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights and obligations of the Company and its stock-holders. All other issues and questions concerning the construc-tion, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

          8L. Notices. All notices, demands or other communica-tions to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or five days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to each Purchaser at the address indicated on the Schedule of Purchasers and to the Company at the address indicated below:
                      Page 74 of 196 Pages

                    ACC Corp.
                    400 West Avenue
                    Rochester, NY  14611
                    Attention:  Chief Executive Officer

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

          8M. Consideration for Warrants. The Purchasers and the Company acknowledge and agree that the fair market value of the Notes issued hereunder is $9,790,000 and the fair market value of the Closing Warrants issued hereunder is $200,000 and that, for all purposes (including tax and accounting), the consideration for the issuance of the Springing Warrants shall be allocated as set forth in paragraph 1B hereof. Each Purchaser and the Company shall file their respective federal, state and local tax returns in a manner which is consistent with such valuation and allocation and shall not take any contrary position with any taxing authority.

          8N. Understanding Among the Purchasers. The determi-nation of each Purchaser to purchase the Notes and the Warrants pursuant to this Agreement has been made by such Purchaser independent of any other Purchaser and independent of any state-ments or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser. In addition, it is acknowledged by each of the other Purchasers that Fleet Equity Partners has not acted as an agent of such Purchaser in connection with making its investment hereunder and that Fleet Equity Partners shall not be acting as an agent of such Purchaser in connection with monitoring its investment hereunder.

          8O. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.
                      Page 75 of 196 Pages

          8P. Indemnification. In consideration of the Purchaser's execution and delivery of this Agreement and acquiring the Notes and Warrants hereunder and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless each Purchaser and each other holder of Notes or Warrants and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Notes and Warrants or (b) the execution, delivery, performance or enforcement of this Agreement and any other instrument, document or agreement executed pursuant hereto by any of the Indemnitees, except for any such Indemnified Liabilities arising on account of the particular Indemnitee's gross negligence or willful misconduct. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

          8Q. Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchasers hereunder or under the Notes or the Purchasers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.
                      Page 76 of 196 Pages

          8R. Subordination. The Purchasers and all other holders of the Notes agree to enter into any new subordination agreement in replacement of or substitution for the Subordination Agreement in connection with the refunding or refinancing of the Indebtedness owing the Senior Creditors (as defined in the Subordination Agreement) so long as such new subordination agreement is substantially similar to the Subordination Agreement.

                        *   *   *   *   *
                      Page 77 of 196 Pages

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                              ACC CORP.


                              By ___________________________

                              Its __________________________


                              FLEET VENTURE RESOURCES, INC.

                              By
                              Its President


                              FLEET EQUITY PARTNERS VI, L.P.

                              By Silverado IV Corp.
                              Its General Partner

                              By ___________________________
                              Its President


                              CHISHOLM PARTNERS II, L.P.

                              By Silverado II, L.P.
                              Its General Partner

                              By Silverado II, Corp.
                              Its General Partner

                              By ___________________________
                              Its President
                      Page 78 of 196 Pages

                     SCHEDULE OF PURCHASERS

                                   Number
                           Purchaseof SharesPurchasePurchase
                   Principal Price Under Price forPrice for Total
Names and          Amount of  for  ClosingClosingSpringingPurchase
Address              Notes  Notes WarrantsWarrantsWarrants Price


Fleet Venture Resources, Inc.$ 7,200,000$7,048,800 72,000$144,000$ 7,200$7,200,000
c/o Fleet Equity Partners
Mail Stop:  RI MO 227
111 Westminster Street
Providence, RI 02903
Attn: Robert Van Degna

Fleet Equity Partners VI, L.P.$ 1,800,000$1,762,200 18,000  36,000$ 1,800 1,800,000
c/o Fleet Equity Partners
Mail Stop: RI MO 227
111 Westminster Street
Providence, RI 02903
Attn:  Robert Van Degna

Chisholm Partners, II, L.P.$ 1,000,000$  979,000 10,000  20,000$ 1,000 1,000,000
c/o Fleet Equity Partners
Mail Stop: RI MO 227
111 Westminster Street
Providence, RI 02903
Attn: Robert Van Degna

TOTAL              $10,000,000$9,790,000100,000$200,000$10,000$10,000,000
                      Page 79 of 196 Pages

                        LIST OF EXHIBITS



Exhibit A - Form of Note
Exhibit B - Form of Closing Warrant
Exhibit C - Form of Amendment to Certificate of Incorporation
Exhibit D - Form of Certificate of Designation
Exhibit E - Form of Registration Agreement
Exhibit F - Form of Participation Agreement
Exhibit G - Form of Opinion of Company's Counsel
Exhibit H - Form of Springing Warrant
                      Page 80 of 196 Pages

                  LIST OF DISCLOSURE SCHEDULES



                 Capitalization Schedule
                 Material Subsidiary Schedule
                 Restrictions Schedule
                 Liabilities Schedule
                 Developments Schedule
                 Assets Schedule
                 Taxes Schedule
                 Tax Audit Schedule
                 Contracts Schedule
                 Intellectual Property Schedule
                 Litigation Schedule
                 Brokerage Schedule
                 Consents Schedule
                 Insurance Schedule
                 Employees Schedule
                 Employee Benefits Schedule
                 Compliance Schedule
                 Affiliated Transactions Schedule
                      Page 81 of 196 Pages

                                                        EXHIBIT A


     The security represented by this instrument was originally issued on May 22, 1995, and has not been registered under the Securities Act of 1933, as amended. The transfer of such security is subject to the conditions specified in the Note and Warrant Purchase Agreement, dated as of May 22, 1995, as amended and modified from time to time, between the issuer (the "Company") and certain investors, and the Company reserves the right to refuse the transfer of such security until such conditions have been fulfilled with respect to such transfer. Upon written request, a copy of such conditions shall be furnished by the Company to the holder hereof without charge.

     Payment of this Note is subject to the terms and conditions of a Subordination Agreement, dated May 22, 1995, by and among the original Holder of this Note, Manufacturers and Traders Trust Company, Marine Midland Bank and certain other Investors, and any other subordination agreement referred to in paragraph 4 hereof.


                            ACC CORP.

                    CONVERTIBLE SUBORDINATED
                         PROMISSORY NOTE


May 22, 1995                       $____________


          ACC Corp., a Delaware corporation (the "Company"), hereby promises to pay to the order of ___________ the principal amount of $_________ together with interest thereon calculated from the date hereof in accordance with the provisions of this Note.

          This Note was issued pursuant to a Note and Warrant Purchase Agreement, dated as of May 22, 1995 (as amended and modified from time to time, the "Purchase Agreement"), between the Company and certain investors, and this Note is one of the "Notes"
                      Page 82 of 196 Pages
referred to in the Purchase Agreement. The Purchase Agreement contains terms governing the rights of the holder of this Note, and all provisions of the Purchase Agreement are hereby incorporated herein in full by reference. Except as defined in paragraph 10 hereof or unless otherwise indicated herein, capitalized terms used in this Note have the same meanings set forth in the Purchase Agreement.

          1. Payment of Interest. Except as otherwise expressly provided in paragraph 5(b) hereof, interest shall accrue at the rate of twelve percent (12%) per annum on the unpaid principal amount of this Note outstanding from time to time, or (if less) at the highest rate then permitted under applicable law. The Company shall pay to the holder of this Note all accrued interest on the last day of each March, June, September and December, beginning June 30, 1995. Unless prohibited under applicable law, any accrued interest which is not paid on the date on which it is due and payable shall bear interest at the same rate at which interest is then accruing on the principal amount of this Note until such interest is paid. Any accrued interest which for any reason has not theretofore been paid shall be paid in full on the date on which the final principal payment on this Note is made. Interest shall accrue on any principal payment due under this Note and, to the extent permitted by applicable law, on any interest which has not been paid on the date on which it is due and payable until such time as payment therefor is actually delivered to the holder of this Note.

          2.   Payment of Principal on Note.

          (a)  Prepayments.   The Company may, at any time and
from time to time without premium or penalty, prepay all or any portion of the outstanding principal amount of the Notes, pro rata among the holders of the Notes on the basis of the outstanding principal amount of the Note held by each holder; provided that (i) such prepayment is not prohibited by the provisions of paragraph 4 hereof, (ii) the Company has paid all interest on the Notes accrued through the immediately preceding scheduled interest payment date and (iii) the minimum principal amount so prepaid shall be the lesser of $100,000 or the amount of principal outstanding on the Notes. In connection with each prepayment of principal hereunder, the Company shall also pay all accrued and unpaid interest on the principal amount of the Notes being repaid.
                      Page 83 of 196 Pages

          (b) Principal Repayment. On May 22, 2002 (the "Scheduled Repayment Date"), the Company shall repay all outstanding principal and interest on the Notes, or if such amount is greater, the Market Price (on the date which is five trading days prior to the Scheduled Repayment Date) of the Common Stock into which such Notes are convertible on the Scheduled Repayment Date (the "Alternative Amount"); provided that to the extent that the Alternative Amount exceeds the amount of principal and interest outstanding on the Notes on the Scheduled Repayment Date, all or a portion of such excess may, at the Company's option, be paid in the form of Common Stock (valued at the Market Price of the Common Stock on the date which is five trading days prior to the Scheduled Repayment Date) up to and not exceeding a number of shares of Common Stock equal to 20 multiplied by the average daily trading volume of the Common Stock in the public markets for a period of 45 consecutive trading days ending five days prior to the Scheduled Repayment Date and the remainder shall be paid in cash. Such shares of Common Stock shall be applied first to the repayment of principal, then to interest. Upon issuance, such shares of Common Stock shall be validly issued, fully paid and nonassessable.

          (c)  Special Principal Repayments.

              (i) If a Change in Control has occurred or the Company obtains knowledge that a Change in Control is proposed to occur, the Company shall give prompt written notice of such Change in Control describing in reasonable detail the material terms and date of consummation thereof to the holder of this Note, but in any event such notice shall not be given later than five days after the occurrence of such Change in Control, and the Company shall give the holder of this Note prompt written notice of any material change in the terms or timing of such transaction. The holder of this Note may require the Company to repay all or any portion of the principal amount remaining on this Note at an amount equal to the greater of (1) the principal amount requested to be repaid plus all unpaid accrued interest with respect to such principal amount, (2) the Market Price (as of the date which is five trading days prior to the occurrence of such Change in Control) of the Common Stock into which such principal amount is convertible on such date or (3) the value of the Common Stock into which such principal amount is convertible as of the consummation of the Change in Control reflected by the Change in Control transaction, by giving written notice to the Company of such election prior to the later of (a) 21 days after receipt of the Company's notice and (b) five
                      Page 84 of 196 Pages
days prior to the consummation of the Change in Control (the "Expiration Date"). The Company shall give prompt written notice of any such election to all other holders of Notes within five days after the receipt thereof, and each such holder shall have until the later of (a) the Expiration Date or (b) ten days after receipt of such second notice to request repayment hereunder (by giving written notice to the Company) of all or any portion of the Notes owned by such holder.

             (ii) Upon receipt of such election(s), the Company shall be obligated to pay the amount set forth in subparagraph
(i) above with respect to the Change in Control. If any proposed Change in Control does not occur, all requests for repayment in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, any holder of Notes may rescind such holder's request for repayment by giving written notice of such rescission to the Company.

            (iii) A "Change in Control" shall be deemed to have occurred at such time as any of the following events shall occur:
(a) any sale, transfer or issuance or series of sales, transfers and/or issuances of Common Stock by the Compnay or any holders thereof which results in any Person or group of Persons (as the term "group" is used under the Securities Exchange Act of 1934) owning more than 40% of the Common Stock outstanding immediately after such sale, transfer or issuance or series of sales, transfers and/or issuances or (b) during any 12-month period, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a majority vote of the directors who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Company's Board of Directors then in office.

             (iv) If a Fundamental Change is proposed to occur, the Company shall give written notice of such Fundamental Change describing in reasonable detail the material terms and date of consummation thereof to the holder of this Note not more than 45 days nor less than 20 days prior to the consummation of such Fundamental Change, and the Company shall give the holder of this Note prompt written notice of any material change in the terms or
                      Page 85 of 196 Pages
timing of such transaction. The holder of this Note may require the Company to repay all or any portion of this Note at an amount equal to the greater of (1) the principal amount requested to be prepaid plus all unpaid accrued interest with respect to such principal amount, (2) the Market Price (as of the date which is five trading days prior to the occurrence of such Fundamental Change) of the Common Stock into which such principal amount is convertible on such date or (3) the value of the Common Stock into which such principal amount is convertible as of the consummation of the Fundamental Change reflected by the Fundamental Change transaction, by giving written notice to the Company of such election prior to the later of (a) ten days prior to the consummation of the Fundamental Change or (b) ten days after receipt of notice from the Company. The Company shall give prompt written notice of such election to all other holders of Notes (but in any event within five days prior to the consumma-tion of the Fundamental Change), and each such holder shall have until two days after the receipt of such notice to request redemption (by written notice given to the Company) of all or any portion of the Notes owned by such holder.

              (v) Upon receipt of such election(s), the Company shall be obligated to repay the amount set forth in subparagraph
(iv) above upon the consummation of such Fundamental Change. If any proposed Fundamental Change does not occur, all requests for repayment in connection therewith shall be automatically re-scinded, or if there has been a material change in the terms or the timing of the transaction, any holder of Notes may rescind such holder's request for redemption by delivering written notice thereof to the Company prior to the consummation of the transaction.

             (vi) The term "Fundamental Change" means (a) any sale or transfer of more than 50% of the assets of the Company and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Company's board of directors) in any transaction or series of transactions (other than sales in the ordinary course of business) and (b) any merger or consolidation to which the Company is a party, except for a merger in which the Company is the surviving corporation, and after giving effect to such merger, no Person or group of Persons (as the term "group" is used under the Securities Act of 1934) owns more than 40% of the Common Stock outstanding immediately after such merger.
                      Page 86 of 196 Pages

          (d) Conversion. Notwithstanding any provision contained in this paragraph 2, the holder of this Note may convert all or any portion of the outstanding principal amount of this Note until such time as such amount has been deemed to have been paid.

          3. Pro Rata Payment. Except as otherwise expressly provided in this Note, all payments to the holders of the Notes (whether for principal, interest or otherwise) shall be made pro rata among such holders based upon the aggregate unpaid principal amount of the Notes held by each such holder. If any holder of a Note obtains any payment (whether voluntary, involuntary or otherwise) of principal, interest or other amount with respect to any Note in excess of such holder's pro rata share of such payments obtained by all holders of the Notes (other than as expressly provided herein), by acceptance of a Note each such holder agrees to purchase from the other holders of the Notes a participation in the Notes held by them as is necessary to cause such holders to share the excess payment ratably among each of them as provided in this paragraph.

          4. Subordination. This Note is subordinated to the extent set forth in the Subordination Agreement, dated May 22, 1995, by and among the original Holder of this Note, Manufacturers and Traders Trust Company, Marine Midland Bank and the holders of the other Notes. This Note shall also be subordinated to the extent set forth in any other subordination agreement entered into by the holders of the Notes.

          5.   Events of Default.

          (a) Definition. For purposes of this Note, an Event of Default shall be deemed to have occurred if

               (i) the Company fails to pay when due and payable (whether at maturity or otherwise) the full amount of interest then accrued on any Note or the full amount of any principal due on any Note, and such failure to pay is not cured within five days after the occurrence thereof;

              (ii) the Company fails to perform or observe any other material covenant or agreement in the Notes or in the Purchase Agreement, and such failure is not cured within 30 days
                      Page 87 of 196 Pages
after the earlier of (A) the receipt of notice thereof by the holder of this Note or (B) the discovery thereof by the Company;

             (iii) any representation, warranty or information contained in the Purchase Agreement or required to be furnished to any holder of the Notes pursuant to the Purchase Agreement, is false or misleading in any material respect on the date made or furnished and such false or misleading representation, warranty or information relates to a material adverse effect on the Company and its Subsidiaries, taken as a whole, or fails to disclose a material adverse change on the Company and its Subsidiaries, taken as a whole; provided that, notwithstanding the foregoing, in the case of paragraph 5J of the Purchase Agreement, any occurrence, event, transaction or claim which results in any loss, damage or injury to the Company and its Subsidiaries in excess of $4,000,000 shall conclusively be deemed to have material adverse effect and be a material adverse change hereunder;

              (iv) the Company or any Material Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Company or any Material Subsidiary bankrupt or insolvent; or any order for relief with respect to the Company or any Material Subsidiary is entered under the Federal Bankruptcy Code; or the Company or any Material Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or any Material Subsidiary, or of any substantial part of the assets of the Company or any Material Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of any Material Subsidiary) relating to the Company or any Material Subsidiary under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company or any Material Subsidiary and either (A) the Company or any such Material Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (B) such petition, application or proceeding is not dismissed within 60 days;

               (v) a judgment in excess of $500,000 is rendered against the Company or any Material Subsidiary and, within 60 days after entry thereof, such judgment is not discharged in full or
                      Page 88 of 196 Pages
execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged in full; or

              (vi)  the Company or any Material Subsidiary
defaults in the performance of any obligation if the effect of such default is to cause an amount exceeding $500,000 to become due prior to its stated maturity or to permit the holder or holders of such obligation to cause an amount exceeding $500,000 to become due prior to its stated maturity.

          The foregoing shall constitute Events of Default whatever the reason or cause for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

          (b)  Consequences of Events of Default.

               (i) If any Event of Default of the type described in subparagraph 5(a)(i), 5(a)(ii) or 5(a)(iii) (with respect to paragraphs 5J and 5X of the Purchase Agreement only) has occurred and is continuing, the interest rate on the Notes shall increase immediately to 15% or (if less) to the highest rate permitted by law and any increase of the interest rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Event of Default of the type described in subparagraph 5(a)(i) or 5(a)(ii) exists (subject to subsequent increases pursuant to this subparagraph).

              (ii) If any Event of Default of the type described in subparagraph 5(a)(i), 5(a)(ii) or 5(a)(iii) (with respect to 5J and 5X of the Purchase Agreement only) has occurred, the Conversion Price on the Notes shall be reduced immediately by 1/3 of the Conversion Price in effect immediately prior to such adjustment. In no event shall such Conversion Price adjustment be rescinded, and in no event shall there be more than one adjustment pursuant to this subparagraph.

             (iii) If an Event of Default of the type described in subparagraph 5(a)(iv) has occurred, the aggregate principal amount of the Notes (together with all accrued interest thereon and all other amounts due and payable with respect thereto) shall become
                      Page 89 of 196 Pages
immediately due and payable without any action on the part of the holders of the Notes, and the Company shall immediately pay to the holders of the Notes all amounts due and payable with respect to the Notes.

              (iv) If any Event of Default (other than an Event of Default of the type described in subparagraph 5(a)(iv)) has occurred and is continuing, the holder or holders of Notes representing a majority of the aggregate principal amount of Notes then outstanding may declare all or any portion of the outstanding principal amount of the Notes (together with all accrued interest thereon and all other amounts due and payable with respect thereto) to be immediately due and payable and may demand immediate payment of all or any portion of the outstanding principal amount of the Notes (together with all such other amounts then due and payable) owned by such holder or holders. The Company shall give prompt written notice of any such demand to the other holders of Notes, each of which may demand immediate payment of all or any portion of such holder's Note. If any holder or holders of the Notes demand immediate payment in accordance with the terms hereof of all or any portion of the Notes, the Company shall immediately pay to such holder or holders all amounts due and payable with respect to such Notes. The amount payable hereunder with respect to the Notes shall be the greater of (1) all of the outstanding principal and accrued interest on such Notes and (2) the Market Price (as of the date which is five trading days prior to the date of payment); provided that to the extent that the amount in clause (2) above exceeds the amount in clause (1) above, all or a portion of such excess may, at the Company's option, be paid in the form of Common Stock (valued at the Market Price of the Common Stock on such date) up to and not exceeding a number of shares of Common Stock equal to 20 multiplied by the average daily trading volume of the Common Stock in the public markets for a period of 45 consecutive trading days ending on such date and the remainder shall be paid in cash. Such shares of Common Stock shall be applied first to the repayment of principal, then to interest. Upon issuance, such shares of Common Stock shall be validly issued, fully paid and nonassessable.

               (v) Each holder of the Notes shall also have any other rights which such holder may have been afforded under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.
                      Page 90 of 196 Pages

              (vi)  The Company hereby waives diligence,
presentment, protest and demand and notice of protest and demand, dishonor and nonpayment of this Note and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the holder hereof may accept security for this Note or release security for this Note, all without in any way affecting the liability of the Company hereunder.

          6.   Conversion.

          (a)  Conversion Procedure.

          (i) At any time and from time to time prior to the payment in full of this Note the holder of this Note may convert all or any portion of the outstanding principal amount of this
Note into a number of shares of Conversion Stock (excluding any fractional share) determined by dividing the principal amount designated by such holder to be converted by the Conversion Price then in effect.

         (ii) Except as otherwise provided herein, each conversion of this Note shall be deemed to have been effected as of the close of business on the date on which this Note has been surrendered for conversion at the principal office of the Company. At the time any such conversion has been effected, the rights of the holder of this Note as such holder to the extent of the conversion shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

        (iii) Notwithstanding any other provision hereof, if a conversion of any portion of this Note is to be made in connection with a Public Offering, a Change in Control, a Fundamental Change or other transaction affecting the Company, the conversion of any portion of this Note may, at the election of the holder hereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

         (iv) As soon as possible after a conversion has been effected, the Company shall deliver to the converting holder:
                      Page 91 of 196 Pages

               (1) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomina-tion or denominations as the converting holder has specified;

               (2) payment in an amount equal to the sum of all accrued interest with respect to the principal amount converted, which has not been paid prior thereto; and

               (3) a new Note representing any portion of the principal amount which was represented by the Note surrendered to the Company in connection with such conversion but which was not converted.

          (v) The issuance of certificates for shares of Conver-sion Stock upon conversion of this Note shall be made without charge to the holder hereof for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of this Note, the Company shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

         (vi) The Company shall not close its books against the transfer of Conversion Stock issued or issuable upon conversion of this Note. The Company shall assist and cooperate with any holder of this Note required to make any governmental filings or obtain any governmental approval prior to or in connection with the conversion of this Note (including making any filings required to be made by the Company).

        (vii) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Notes, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Notes. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental
                      Page 92 of 196 Pages
regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

       (viii) If any fractional interest in a share of Conversion Stock would, except for the provisions of this subparagraph, be delivered upon any conversion of this Note, the Company, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.

          (b)  Conversion Price.

          (i)  The initial Conversion Price shall be $16.00.   In
order to prevent dilution of the conversion rights granted under the Notes, the Conversion Price shall be subject to adjustment from time to time pursuant to this paragraph (b).

         (ii) If and whenever the Company issues or sells, or in accordance with paragraph 6(c) is deemed to have issued or sold, any share of Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to such time, then immediately upon such issue or sale or deemed issue or sale the Conversion Price shall be reduced to the lowest net price per share (as determined pursuant to paragraph 6(c)(v) below) at which any such share of Common Stock has been issued or sold or is deemed to have been issued or sold.

        (iii) Notwithstanding the foregoing, there shall be no adjustment to the Conversion Price hereunder with respect to the granting of stock options to employees or directors of the Company and its Subsidiaries or the exercise thereof or the granting of stock appreciation rights, phantom stock rights or other similar rights to employees or directors of the Company for (or rights relating to) an aggregate of 1,586,702 shares of Common Stock (976,594 options being currently outstanding) (as such number of shares is equitably adjusted for subsequent stock splits, stock combinations, stock dividends and recapitalizations and such number shall include all stock options outstanding as of the date of the Purchase Agreement).
                      Page 93 of 196 Pages

          (c) Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under paragraph 6(b), the following shall be applicable:

          (i) Issuance of Rights or Options. If the Company in any manner grants or sells any Option and the lowest price per share for which any one share of Common Stock is issuable upon the exercise of any such Option, or upon conversion or exchange of any Convertible Security issuable upon exercise of any such Option, is less than the Conversion Price in effect immediately prior to the time of the granting or sale of such Option, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this paragraph, the "lowest price per share for which any one share of Common Stock is issuable" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or such Convertible Security upon the exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Security.

         (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Security and the lowest price per share for which any one share of Common Stock is issuable upon conversion or exchange thereof is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "lowest price per share for which any one share of Common Stock is issuable" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of any Convertible Security, and if any such issue or sale of such Convertible Security is made upon exercise of
                      Page 94 of 196 Pages
any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this
Section 6, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

        (iii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Option, the additional consideration (if any) payable upon the issue, conversion or exchange of any Convertible Security or the rate at which any Convertible Security is convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted immediately to the Conversion Price which would have been in effect at such time had such Option or Convertible Security originally provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of paragraph 6(c), if the terms of any Option or Convertible Security which was outstanding as of the date of issuance of this Note are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that no such change shall at any time cause the Conversion Price hereunder to be increased.

         (iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued; provided that if such expiration or termination would result in an increase in the Conversion Price then in effect, such increase shall not be effective until 30 days after written notice thereof has been given to all holders of the Notes. For purposes of paragraph 6(c), the expiration or termination of any Option or Convertible Security which was outstanding as of the date of issuance of the Notes shall not cause the Conversion Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of the Notes.
                      Page 95 of 196 Pages

          (v) Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor (net of discounts, commissions and related expenses). If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company shall be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consider-ation other than cash and securities shall be determined jointly by the Company and the holders of a majority of the principal amount of the Notes then outstanding. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Company and the holders of a majority of
the principal amount of the Notes then outstanding.   The
determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Company.

         (vi) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

        (vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.
                      Page 96 of 196 Pages

       (viii) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          (d) Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

          (e) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an "Organic Change". Prior to the consummation of any Organic Change, the Company shall make lawful and adequate provision (in form and substance satisfactory to the holders of a majority of the principal amount of the Notes then outstanding) to insure that each of the holders of the Notes shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Note, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Note immediately prior to such Organic Change. In each such case, the Company shall also make appropriate provisions (in form and substance satisfactory to the holders of a majority of the principal amount of the Notes then outstanding) to insure that the
                      Page 97 of 196 Pages
provisions of this Section 6 and Sections 7 and 8 hereof shall thereafter be applicable to the Notes in relation to any shares of stock, securities or assets thereafter deliverable upon conversion of the Notes (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Conversion Stock acquirable and receivable upon conversion of Notes, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of a majority of the principal amounts of the Notes then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

          (f) Certain Events. If any event occurs of the type contemplated by the provisions of this Section 6 but not expressly provided for by such provisions (including the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's board of directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Notes; provided that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this Section 6 or decrease the number of shares of Conversion Stock issuable upon conversion of the Notes then outstanding.

          (g)  Notices.

          (i)  Immediately upon any adjustment of the Conversion
Price, the Company shall give written notice thereof to the holder of this Note, setting forth in reasonable detail and certifying the calculation of such adjustment.

         (ii) The Company shall give written notice to the holder of this Note at least 20 days prior to the date on which the Company closes its books or takes a record (a) with respect to any
                      Page 98 of 196 Pages
dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or
(c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

        (iii) The Company shall also give written notice to the holders of Series A Preferred at least 20 days prior to the date on which any Organic Change shall take place.

          (h) Mandatory Conversion. The outstanding principal amount of this Note will be automatically converted to Common Stock at the Conversion Price then in effect without any further action on the part of the Company or the holder hereof if, at any time after May 22, 1997, (i) the daily trading volume of the Common Stock in the public markets exceeds 5% of the number of shares of Common Stock issuable upon conversion of all outstanding Notes for each of 45 consecutive trading days,
(ii) no holder of any Note is subject to any underwriters lockup agreement restricting the transferability of the shares of Conversion Stock issuable upon conversion of such Notes and
(iii) the Market Price of the Common Stock on any of the anniversary dates of the issuance of the Notes set forth below equals or exceeds the corresponding price set forth below (subject to adjustment for stock splits, stock consolidations and stock dividends):

                    2nd Anniversary     $32.00
                    3rd Anniversary     $32.00
                    4th Anniversary     $39.06
                    5th Anniversary     $39.81
                    6th Anniversary     $47.78
                    7th Anniversary     $57.33

          In the event that any measurement of the market price of the Common Stock is to occur on a date between two anniversary dates, the share price amounts above shall be prorated (based upon the number of days elapsed between such anniversary dates).

          (i)  Automatic Conversion to Series A Preferred.

          (a) Upon filing of the Certificate of Designation authorizing the Company's Series A Preferred Stock, par value $1.00 (the "Series A Preferred") with the Secretary of State of Delaware, the Notes shall automatically convert (without any further action on the part of the Company or the holders of the Notes) to the
                      Page 99 of 196 Pages
number of shares of Series A Preferred determined by dividing the principal amount then outstanding by $1,000. Any fraction thereof shall be converted to a corresponding fractional share of Series A Preferred. At the time of such conversion, the rights of the holder of this Note shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Series A Preferred are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Series A Preferred represented thereby.

          (b) As soon as possible after such conversion has been effected, the Company shall deliver to the converting holder in exchange for such holder's Note:

               (1) a certificate or certificates representing the number of shares of Series A Preferred issuable by reason of such conversion in such name or names and such denomination or denominations as the holder has specified; and

               (2) payment in an amount equal to the sum of all accrued interest with respect to the Note which has not been paid prior thereto.

          (c) The issuance of a certificate or certificates for shares of Series A Preferred upon conversion of this Note shall be made without charge to the holder hereof for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of Series A Preferred. Upon conversion of this Note, the Company shall take all such actions as are necessary in order to insure that the Series A Preferred issuable with respect to such conversion shall be validly issued, full, paid and nonassessable, free and clear of all taxes, liens, changes and encumbrances with respect to the issuance thereof.

          (d) Upon conversion, the holder of this Note shall promptly surrender this Note to the Company for cancellation.

          (e) The Company shall assist and cooperate with any holder of this Note required to make any governmental filings or obtain any governmental approval prior to or in connection with the conversion of this Note into Series A Preferred (including making any filings required to be made by the Company).
                      Page 100 of 196 Pages

          7. Liquidating Dividends. If the Company declares a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Company shall pay to the holder of this Note at the time of payment thereof the Liquidating Dividend which would have been paid to the holder of this Note on the Conversion Stock had this Note been fully converted immediately prior to the date on which a record is taken for such Liquidating Dividend or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

          8. Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of Common Stock (the "Purchase Rights"), then each holder of the Notes shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder's Note immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

          9. Amendment and Waiver. Except as otherwise expressly provided herein, the provisions of the Notes may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of a majority of the outstanding principal amount of the Notes; provided that no such action shall change (i) the rate at which or the manner in which interest accrues on the Notes or the times at which such interest becomes payable, (ii) any provision relating to the scheduled payments or prepayments of principal on the Notes or (iii) the Conversion Price of the Notes or the number of shares or the class of stock into which the Notes are convertible, without the written consent of the holders at least 66% of the outstanding principal amount of the Notes.
                      Page 101 of 196 Pages

          10. Definitions. For purposes of the Notes, the following capitalized terms have the following meaning.

          "Common Stock" means the Company's Common Stock, par value $.015 per share, and any capital stock of any class of the Company which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

          "Convertible Securities" means any stock or securities
(other than Options) directly or indirectly convertible into or exchangeable for Common Stock.

          "Conversion Stock" means shares of the Company's authorized but unissued Common Stock, par value $.015 per share; provided that if there is a change such that the securities issuable upon conversion of the Notes are issued by an entity other than the Company or there is a change in the class of securities so issuable, then the term "Conversion Stock" shall mean one share of the security issuable upon conversion of this
Note if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

          "Market Price" of any publicly traded security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 15 days consisting of the day as of which "Market Price" is being determined and the 14 consecutive business days prior to such day. "Market Price" of any security which is not publicly traded means the fair value thereof determined jointly by the Company and the holders of a majority of the outstanding principal amount of the Notes; provided that if such parties are unable to
                      Page 102 of 196 Pages
reach agreement within a reasonable period of time, such fair value shall be determined by an appraiser jointly selected by the Company and the holders of a majority of the outstanding principal amount of the Notes without application of any minority or blockage discounts. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Company.

          "Options" means any rights or options to subscribe for or purchase Common Stock or Convertible Securities.

          "Person" means an individual, a partnership, a corpora-tion, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Public Offering" means any offering by the Company of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.

          "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.
                      Page 103 of 196 Pages

          11. Cancellation. After all principal and accrued interest at any time owed on this Note has been paid in full, this Note shall be surrendered to the Company for cancellation and shall not be reissued.

          12. Payments. Unless otherwise expressly provided herein, all payments to be made to the holders of the Notes shall be made in the lawful money of the United States of America in immediately available funds.

          13. Place of Payment. Payments of principal and interest shall be delivered to ______ at the following address:

                         c/o Fleet Equity Partners
                         Mail Stop:  RI MO 227
                         111 Westminster Street
                         Providence, RI  02903
                         Attention:  Robert Van Degna

or to such other address or to the attention of such other person as specified by prior written notice to the Company.

          14. Business Days. If any payment is due, or any time period for giving notice or taking action expires, on a day which is a Saturday, Sunday or legal holiday in the State of New York or the State of Rhode Island, the payment shall be due and payable on, and the time period shall automatically be extended to, the next business day immediately following such Saturday, Sunday or legal holiday, and interest shall continue to accrue at the required rate hereunder until any such payment is made.

          15. Usury Laws. It is the intention of the Company and the holder of this Note to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. If the maturity of this
Note is accelerated by reason of an election by the holder hereof resulting from an Event of Default, voluntary prepayment by the Company or otherwise, then earned interest may never include more than the maximum amount permitted by law, computed from the date hereof until payment, and any interest in excess of the maximum amount permitted by law shall be canceled automatically and, if theretofore paid, shall at the
                      Page 104 of 196 Pages
option of the holder hereof either be rebated to the Company or credited on the principal amount of this Note, or if this Note has been paid, then the excess shall be rebated to the Company. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable or receivable under this Note shall under no circumstances exceed the maximum legal rate upon the unpaid principal balance of this Note remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to the Company or credited on the principal amount of this Note, or if this Note has been repaid, then such excess shall be rebated to the Company.

          16.  Notices.  All notices, demands or other
communications to be given or delivered under or by reason of the provisions of this Note shall be given in accordance with
paragraph 7L of the Purchase Agreement.
                        *   *   *   *   *
                      Page 105 of 196 Pages

          IN WITNESS WHEREOF, the Company has executed and delivered this Note on May 22, 1995.


                              ACC CORP.


Attest                        By _______________________

_________________________     Its ______________________

                      Page 106 of 196 Pages

                                                        EXHIBIT B



     This Warrant was originally issued on May 22, 1995, and such issuance was not registered under the Securities Act of 1933, as amended. The transfer of this Warrant and the securities obtainable upon exercise thereof is subject to the conditions on transfer specified in the Purchase Agreement, dated as of May 22, 1995 (as amended and modified from time to time), between the issuer hereof (the "Company") and the initial holder hereof, and the Company reserves the right to refuse the transfer of such security until such conditions have been fulfilled with respect to such transfer. Upon written request, a copy of such conditions shall be furnished by the Company to the holder hereof without charge.


                            ACC CORP.

                     STOCK PURCHASE WARRANT


Date of Issuance:  May 22, 1995    Certificate No. CW-_______

          FOR VALUE RECEIVED, ACC Corp., a Delaware corporation (the "Company"), hereby grants to _______________________ or its registered assigns (the "Registered Holder") the right to purchase from the Company _______ shares of the Company's Common Stock at a price per share of $16.00 (as adjusted from time to time hereunder, the "Exercise Price"). This Warrant is one of several Closing Warrants (collectively referred to herein as the "Warrants") issued by the Company to certain investors pursuant to the Purchase Agreement, dated as of May 22, 1995 (the "Purchase Agreement"). Certain capitalized terms used herein are defined in Section 5 hereof. The amount and kind of securities obtainable pursuant to the rights granted hereunder and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.
                      Page 107 of 196 Pages

          This Warrant is subject to the following provisions:

          Section 1.  Exercise of Warrant.

          1A. Exercise Period. The Registered Holder may exercise, in whole or in part (but not as to a fractional share of Common Stock), the purchase rights represented by this Warrant at any time and from time to time after the Date of Issuance to and including the earlier of (i) the seventh anniversary thereof or (ii) the date which is six years after the first date upon which no Notes or Series A Preferred remain outstanding (the "Exercise Period"). The Company shall give the Registered Holder written notice of the expiration of the rights hereunder at least 30 days but not more than 90 days prior to the end of the Exercise Period.

          1B.  Exercise Procedure.

          (i) This Warrant shall be deemed to have been exercised when the Company has received all of the following items (the "Exercise Time"):

          (a) a completed Exercise Agreement, as described in paragraph 1C below, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the
     "Purchaser");

          (b)  this Warrant;

          (c) if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments in the form set forth in Exhibit II hereto evidencing the assignment of this Warrant to the Purchaser, in which case the Registered Holder shall have complied with the provisions set forth in
     Section 8 hereof; and

          (d) either (1) a check payable to the Company (in the case of the original Holder of this Warrant only), a certified check payable to the Company or a wire transfer of immediately available funds to an account designated by the Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Common Stock being purchased upon such exercise (the "Aggregate Exercise Price"), (2) the surrender to the Company of debt or equity securities of the Company having a Market Price equal to the Aggregate Exercise Price of the Common Stock being purchased upon such exercise
                      Page 108 of 196 Pages

     (provided that for purposes of this subparagraph, the Market Price of any note or other debt security or any preferred stock shall be deemed to be equal to the aggregate outstanding principal amount or liquidation value thereof plus all accrued and unpaid interest thereon or accrued or declared and unpaid dividends thereon) or (3) a written notice to the Company that the Purchaser is exercising the Warrant (or a portion thereof) by authorizing the Company to withhold from issuance a number of shares of Common Stock issuable upon such exercise of the Warrant which when multiplied by the Market Price of the Common Stock is equal to the Aggregate Exercise Price (and such withheld shares shall no longer be issuable under this Warrant).

         (ii) Certificates for shares of Common Stock purchased upon exercise of this Warrant shall be delivered by the Company to the Purchaser within five business days after the date of the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall within such five-day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

        (iii) The Common Stock issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the record holder of such Common Stock at the Exercise Time.

         (iv) The issuance of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock. Each share of Common Stock issuable upon exercise of this Warrant shall upon payment of the Exercise Price therefor, be fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof.

          (v) The Company shall not close its books against the transfer of this Warrant or of any share of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. The Company
                      Page 109 of 196 Pages
shall from time to time take all such action as may be necessary to assure that the par value per share of the unissued Common Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect.

         (vi) The Company shall assist and cooperate with any Registered Holder or Purchaser required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant (including making any filings required to be made by the Company).

        (vii) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a registered public offering or the sale of the Company, the exercise of any portion of this Warrant may, at the election of the holder hereof, be conditioned upon the consummation of the public offering or sale of the Company in which case such exercise shall not be deemed to be effective until the consummation of such transaction.

       (viii) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock issuable upon the exercise of all outstanding Warrants. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company shall not take any action which would cause the number of authorized but unissued shares of Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of the Warrants.

          1C. Exercise Agreement. Upon any exercise of this Warrant, the Exercise Agreement shall be substantially in the form set forth in Exhibit I hereto, except that if the shares of Common Stock are not to be issued in the name of the Person in whose name this Warrant is registered, the Exercise Agreement shall also state the name of the Person to whom the certificates for the shares of
                      Page 110 of 196 Pages

Common Stock are to be issued, and if the number of shares of Common Stock to be issued does not include all the shares of Common Stock purchasable hereunder, it shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered. Such Exercise Agreement shall be dated the actual date of execution thereof.

          1D. Fractional Shares. If a fractional share of Common Stock would, but for the provisions of paragraph 1A, be issuable upon exercise of the rights represented by this Warrant, the Company shall, within five business days after the date of the Exercise Time, deliver to the Purchaser a check payable to the Purchaser in lieu of such fractional share in an amount equal to the difference between Market Price of such fractional share as of the date of the Exercise Time and the Exercise Price of such fractional share.

   Section 2. Adjustment of Exercise Price and Number of Shares. In order to prevent dilution of the rights granted under this Warrant, the Exercise Price shall be subject to adjustment from time to time as provided in this Section 2, and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 2.

          2A. Adjustment of Exercise Price and Number of Shares upon Issuance of Common Stock. If and whenever on or after the Date of Issuance of this Warrant, the Company issues or sells, or in accordance with paragraph 2B is deemed to have issued or sold, any share of Common Stock for a consideration per share less than the Exercise Price in effect immediately prior to such time, then immediately upon such issue or sale the Exercise Price shall be reduced to the lowest net price per share (as determined pursuant to paragraph 2B(v) below) at which such share of Common Stock has been issued or sold or is deemed to have been issued or sold. Upon each such adjustment of the Exercise Price hereunder, the number of shares of Common acquirable upon exercise of this Warrant shall be adjusted to the number of shares determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. Notwithstanding the foregoing, there shall be no adjustment to the Exercise Price hereunder with respect to the granting of stock options to employees or directors of the Company
                      Page 111 of 196 Pages
and its Subsidiaries or the exercise thereof or the granting of stock appreciation rights, phantom stock rights or other similar rights to employees or directors of the Company for (or rights relating to) an aggregate of 1,586,702 shares of Common Stock (976,594 options being currently outstanding) (as such number of shares is equitably adjusted for subsequent stock splits, stock combinations, stock dividends and recapitalizations and such number shall include all stock options outstanding as of the date of the Purchase Agreement).

          2B. Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Exercise Price under paragraph 2A, the following shall be applicable:

          (i) Issuance of Rights or Options. If the Company in any manner grants or sells any Options and the lowest price per share for which any one share of Common Stock is issuable upon the exercise of any such Option, or upon conversion or exchange of any Convertible Security issuable upon exercise of such Option, is less than the Exercise Price in effect immediately prior to the time of the granting or sale of such Option, then such share of Common Stock shall be deemed to have been issued and sold by the Company at such time for such price per share. For purposes of this paragraph, the "lowest price per share for which any one share of Common Stock is issuable" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion or exchange of the Convertible Security. No further adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock or of such Convertible Security upon the exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Security.

         (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Security and the lowest price per share for which any one share of Common Stock is issuable upon conversion or exchange thereof is less than the Exercise Price in effect immediately prior to the time of such issue or sale, then such share or shares of Common Stock shall be deemed to have been issued and sold by the Company at such time for such price per share. For the purposes of this paragraph, the "lowest price per share for which any one share of Common Stock is issuable" shall be equal to the sum of the lowest amounts of
                      Page 112 of 196 Pages
consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance of the Convertible Security and upon the conversion or exchange of such Convertible Security. No further adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of any Convertible Security, and if any such issue or sale of such Convertible Security is made upon exercise of any Options for which adjustments of the Exercise Price had been or are to be made pursuant to other provisions of this Section 2, no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

        (iii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Exercise Price in effect at the time of such change shall be adjusted immediately to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of shares of Common Stock issuable hereunder shall be correspondingly adjusted; provided that if such adjustment would result in an increase of the Exercise Price then in effect, such adjustment shall not be effective until 30 days after written notice thereof has been given by the Company to all holders of the Warrants.
For purposes of this paragraph 2B, if the terms of any Option or Convertible Security which was outstanding as of the date of issuance of this Warrant are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that no such change shall at any time cause the Exercise Price hereunder to be increased.

         (iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities without the exercise of such Option or right, the Exercise Price then in effect shall be adjusted immediately to the Exercise Price which would have been in effect at the time of such expiration or termination had such Option or Convertible
                      Page 113 of 196 Pages

Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued; provided that if such expiration or termination would result in an increase in the Exercise Price then in effect, such increase shall not be effective until 30 days after written notice thereof has been given to all holders of the Warrants. For purposes of this paragraph 2B, the expiration or termination of any Option or Convertible Security which was outstanding as of the date of issuance of this Warrant shall not cause the Exercise Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of this Warrant.

          (v) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company shall be the Market Price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities shall be determined jointly by the Company and the Registered Holders of Warrants representing a majority of the shares of Common Stock obtainable upon exercise of such Warrants. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an appraiser jointly selected by the Company and the Registered Holders of Warrants representing a majority of the shares of Common Stock obtainable upon exercise of such Warrants. The determination of such appraiser shall be final and binding on the Company and the Registered Holders of the Warrants, and the fees and expenses of such appraiser shall be paid by the Company.
                      Page 114 of 196 Pages

         (vi) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options shall be deemed to have been issued for consideration of $.01.

        (vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

       (viii) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          2C. Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be proportionately decreased.

          2D. Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction, in each case which is effected in such a way that the holders of Common Stock are entitled to receive (either directly or upon
                      Page 115 of 196 Pages
subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "Organic Change." Prior to the consummation of any Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the Registered Holders of the Warrants representing a majority of the Common Stock obtainable upon exercise of all Warrants then outstanding) to insure that each of the Registered Holders of the Warrants shall thereafter have the right to acquire and receive, in lieu of or addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such holder's Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of such holder's Warrant had such Organic Change not taken place. In any such case, the Company shall make appropriate provision (in form and substance satisfactory to the Registered Holders of the Warrants representing a majority of the Common Stock obtainable upon exercise of all Warrants then outstanding) with respect to such holders' rights and interests to insure that the provisions of this Section 2 and Sections 3 and 4 hereof shall thereafter be applicable to the Warrants (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Exercise Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Common Stock acquirable and receivable upon exercise of the Warrants, if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation, merger or sale). The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the Registered Holders of Warrants representing a majority of the Common Stock obtainable upon exercise of all of the Warrants then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.


          2E. Certain Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including the granting of stock appreciation rights, phantom stock rights or other rights with
                      Page 116 of 196 Pages
equity features), then the Company's board of directors shall make an appropriate adjustment in the Exercise Price and the number of shares of Common Stock obtainable upon exercise of this Warrant so as to protect the rights of the holders of the Warrants; provided that no such adjustment shall increase the Exercise Price or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this Section 2.

          2F.  Notices.

          (i)  Immediately upon any adjustment of the Exercise
Price, the Company shall give written notice thereof to the Registered Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

         (ii) The Company shall give written notice to the Registered Holder at least 20 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

        (iii) The Company shall also give written notice to the Registered Holders at least 20 days prior to the date on which any Organic Change, dissolution or liquidation shall take place.

          Section 3. Liquidating Dividends. If the Company declares or pays a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Company shall pay to the Registered Holder of this Warrant at the time of payment thereof the Liquidating Dividend which would have been paid to such Registered Holder on the Common Stock had this Warrant been fully exercised immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

          Section 4.  Purchase Rights.  If at any time the
Company grants, issues or sells any Options, Convertible
Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the
                      Page 117 of 196 Pages

"Purchase Rights"), then the Registered holder of this Warrant shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

          Section 5.  Definitions.  The following terms have
meanings set forth below:

          "Common Stock" means the Company's Common Stock, $.015 par value, and except for purposes of the shares obtainable upon exercise of this Warrant, any capital stock of any class of the Company which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company; provided that where such term refers to the security receivable upon exercise of this Warrant and there is a change such that the securities issuable upon exercise of this Warrant are issued by an entity other than the Company or there is a change in the type or class of securities so issuable, the term "Common Stock" shall mean one share of the security issuable upon conversion of this Warrant if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

          "Convertible Securities" means any stock or securities
(directly or indirectly) convertible into or exchangeable for Common Stock.

          "Fundamental Change" has the meaning set forth in the Amendment.

          "Market Price" means as to any security the average of the closing prices of such security's sales on all domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid
                      Page 118 of 196 Pages
and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, on such day, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 15 days consisting of the day as of which "Market Price" is being determined and the 14 consecutive business days prior to such day; provided that if such security is listed on any domestic securities exchange the term "business days" as used in this sentence means business days on which such exchange is open for trading. If at any time such security is not listed on any domestic securities exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Company and the Registered Holders of Warrants representing a majority of the Common Stock purchasable upon exercise of all the Warrants then outstanding; provided that if such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an appraiser jointly selected by the Company and the Registered Holders of Warrants representing a majority of the Common Stock purchasable upon exercise of all the Warrants then outstanding. The determination of such appraiser shall be final and binding on the Company and the Registered Holders of the Warrants, and the fees and expenses of such appraiser shall be paid by the Company.

          "Options" means any rights or options to subscribe for or purchase Common Stock or Convertible Securities.

          "Person" means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

          Other capitalized terms used in this Warrant but not defined herein shall have the meanings set forth in the Purchase
Agreement.

          Section 6. No Voting Rights; Limitations of Liability. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Common Stock, and no enumeration herein of the rights or privileges of the Registered Holder shall
                      Page 119 of 196 Pages
give rise to any liability of such holder for the Exercise Price of Common Stock acquirable by exercise hereof or as a stockholder of the Company.

          Section 7. Warrant Transferable. Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto) at the principal office of the Company.

          Section 8. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant shall be deemed to be the "Date of Issuance" hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. All Warrants representing portions of the rights hereunder are referred to herein as the "Warrants."

          Section 9. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

          Section 10.  Notices.  Except as otherwise expressly
provided herein, all notices referred to in this Warrant shall be given in accordance with paragraph 7L of the Purchase Agreement.
                      Page 120 of 196 Pages

          Section 11. Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Registered Holders of Warrants representing a majority of the shares of Common Stock obtainable upon exercise of the Warrants; provided that no such action may change the Exercise Price of the Warrants or the number of shares or class of stock obtainable upon exercise of each Warrant without the written consent of the Registered Holders of Warrants representing at least 66% of the shares of Common Stock obtainable upon exercise of the Warrants.

          Section 12. Descriptive Headings; Governing Law. The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The corporation laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its Stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal law of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.


                        *  *  *  *  *  *
                      Page 121 of 196 Pages

          IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated the Date of Issuance hereof.


                              ACC CORP.


                              By_________________________

                              Its________________________

[Corporate Seal]

Attest:


______________________________
Title:  ______________________
                      Page 122 of 196 Pages

                                                        EXHIBIT I

                       EXERCISE AGREEMENT

To:                           Dated:

          The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. CW-____), hereby agrees to subscribe for the purchase of ______ shares of the Common Stock covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.


                              Signature ____________________

                              Address ______________________


                                                       EXHIBIT II

                           ASSIGNMENT

          FOR VALUE RECEIVED, ______________________________
hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. CW-_____) with respect to the number of shares of the Common Stock covered thereby set forth below, unto:

Names of Assignee         Address            No. of Shares





                              Signature ____________________

                                        ____________________

                              Witness   ____________________
                      Page 123 of 196 Pages

                                                        EXHIBIT C

                          ARTICLE FOUR

          The total number of shares of stock which the Corporation shall have authority to issue is 77,000,000 shares, divided into the following classes: (1) 50,000,000 shares shall be Class A Common Stock having a par value of $.015 per share;
(2) 25,000,000 shares shall be Class B Common Stock have a par value of $.015 per share; and (3) 2,000,000 shares shall be Preferred Stock having a par value of $1.00 per share. The following is a statement of the designations of the authorized classes of stock or any series thereof, and the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, or of the authority of the Board of Directors to fix by resolution(s) such designations and other terms:

Class A Common Stock

          Subject to all of the preferences and rights of both the Preferred Stock or a series thereof and of the Class B Common Stock, all of which may be fixed by resolution(s) of the Board of Directors, (i) dividends may be paid on the Class A Common Stock of the Corporation as and when declared by the Board of Directors, out of funds of the Corporation legally available for the payment of such dividends, and (ii) each share of Class A Common Stock shall be entitled to one vote on all matters on which such stock is entitled to vote. The 50,000,000 shares of Common Stock, par value $.015 per share, previously authorized for issuance hereunder are hereby redesignated as 50,000,000 shares of Class A Common Stock, and all references in this Certificate of Incorporation to Common Stock are hereby changed to refer to Class A Common Stock.

Class B Common Stock

          Subject to all of the preferences and rights of the Preferred Stock or a series thereof that may be fixed by resolution(s) of the Board of Directors, the Class B Common Stock shall have such preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be established in the resolution(s) providing for the issuance of such stock adopted by the Board of Directors, except that the shares of Class B Common Stock shall not be entitled to vote on any matters brought before the stockholders
                      Page 124 of 196 Pages
of the Corporation, nor shall the holders of the Class B Common Stock be entitled to vote as a class upon any proposed increase or decrease in the aggregate number of authorized shares of Class B Common Stock.

Preferred Stock

          The shares of Preferred Stock may be issued from time t time in one or more series. The Board of Directors is expressly authorized to fix by resolution(s) the designation of each series of Preferred Stock and the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including, without limitation, such provisions as may be desired concerning the dividend rights, the dividend rate, conversion rate, conversion rights, voting rights, rights in terms of redemption (including sinking fund provisions), the redemption price or prices, the liquidation preferences and such other subjects or matters as may be fixed by resolution(s) of the Board of Directors under the General Corporation Law of Delaware; and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares of any such series then outstanding). In the event that the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution(s) originally fixing the number of shares of such series. All Preferred Stock of the same series shall be identical in all respects, except for the dates from which dividends, if any, shall be cumulative.
                      Page 125 of 196 Pages

                                                        EXHIBIT D



                      PREFERRED STOCK TERMS


          Section 1.  Dividends.

          1A. General Obligation. When and as declared by the Corporation's Board of Directors and to the extent permitted under the General Corporation Law of Delaware, the Corporation shall pay preferential dividends in cash to the holders of the Series A Preferred Stock (the "Series A Preferred") as provided in this Section 1. Except as otherwise provided herein, dividends on each share of the Series A Preferred (a "Share") shall accrue on a daily basis at the rate of 12% per annum of the sum of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including the date of issuance of such Share to and including the first to occur of (i) the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Share by the Corporation, (ii) the date on which such Share is converted into shares of Conversion Stock hereunder or (iii) the date on which such share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share.

          1B. Dividend Reference Dates. To the extent not paid on March 31, June 30, September 30 and December 31 of each year, beginning June 30, 1995 (the "Dividend Reference Dates"), all dividends which have accrued on each Share outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Share until paid to the holder thereof.
                      Page 126 of 196 Pages

          1C. Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series A Preferred, such payment shall be distributed pro rata among the holders thereof based upon the number of Shares held by each such holder.

          Section 2.  Liquidation.

          Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Series A Preferred shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all Shares held by such holder (plus all accrued and unpaid dividends thereon), and the holders of Series A Preferred shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation the Corporation's assets to be distributed among the holders of the Series A Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 2, then the entire assets available to be distributed to the Corporation's stockholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Series A Preferred held by each such holder. Prior to the liquidation, dissolution or winding up of the Corporation, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Series A Preferred, but only to the extent of funds of the Corporation legally available for the payment of dividends. Not less than 60 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Series A Preferred, setting forth in reasonable detail the amount of proceeds to be paid with resect to each Share and each share of Common Stock in connection with such liquidation, dissolution or winding up. Neither the consolidation or merger of the Corporation into or with any other entity or entities (whether or not the Corporation is the surviving entity), nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation nor any other form of recapitalization or reorganization affecting the Corporation shall be deemed to be a
                      Page 127 of 196 Pages
liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2.

          Section 3. Priority of Series A Preferred on Dividends and Redemptions.

          So long as any Series A Preferred remains outstanding, without the prior written consent of the holders of a majority of the outstanding shares of Series A Preferred, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities.

          Section 4.  Redemptions.

          4A. Scheduled Redemption. On May 19, 2002 (the "Scheduled Redemption Date"), the Corporation shall redeem all outstanding Shares of Series A Preferred at a price per Share equal to the greater of (i) the Liquidation Value thereof (plus accrued and unpaid dividends thereon) or (ii) the Market Price of the Common Stock into which such Shares of Series A Preferred (on the date which is five days prior to the Scheduled Redemption
Date) are convertible on the Schedule Redemption Date.

          4B. Optional Redemptions. The Corporation may at any time and from time to time redeem all or any portion of the Shares of Series A Preferred then outstanding; provided that the minimum number of shares subject to such redemption shall be the lesser of 100 shares or the number of shares outstanding as of such redemption. Upon any such redemption, the Corporation shall pay a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon).

          4C. Redemption Payments. For each Share which is to be redeemed hereunder, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certifi-cate representing such Share) an amount in cash equal to the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon); provided that, in the case of a redemption pursuant to paragraph 4A, to the extent the amount in subparagraph 4A(ii) exceeds the amount in subparagraph 4A(i), all or a portion
                      Page 128 of 196 Pages
of such excess may, at the option of the Corporation's Board of Directors, be paid in the form of Common Stock (valued at the Market Price of the Common Stock on the date which is five trading days prior to the Scheduled Redemption Date) up to and not exceeding a number of shares of Common Stock equal to 20 multiplied by the average daily trading volume of the Common Stock in the public markets for a period of 45 consecutive trading days ending five days prior to the Scheduled Redemption Date and the remainder shall be paid in cash. Such shares of Common Stock shall be applied first to the repayment of Liquidation Value, then to accrued but unpaid dividends. If the funds of the Corporation legally available for redemption of Shares on the Scheduled Redemption Date are insufficient to redeem the total number of Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Shares pro rata among the holders of the Shares to be redeemed based upon the aggregate Liquidation Value of such Shares held by each such holder (plus all accrued and unpaid dividends thereon). At any time thereafter when additional funds of the Corporation are legally available for the redemption of Shares, such funds shall immediately be used to redeem the balance of the Shares which the Corporation has become obligated to redeem on the Scheduled Redemption Date but which it has not redeemed. Prior to any redemption of Series A Preferred, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Shares which are to be redeemed, but only to the extent of funds of the Corporation legally available for the payment of dividends.

          4D. Notice of Redemption. Except as otherwise provided herein, the Corporation shall mail written notice of each redemption of any Series A Preferred (other than a redemp-tion at the request of a holder or holders of Series A Preferred) to each record holder thereof not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. Upon mailing any notice of redemption which relates to a redemption at the Corporation's option, the Corporation shall become obligated to redeem the total number of Shares specified in such notice at the time of redemption specified therein. In case fewer than the total number of Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed Shares.
                      Page 129 of 196 Pages

          4E. Determination of the Number of Each Holder's Shares to be Redeemed. Except as otherwise provided herein, the number of Shares of Series A Preferred to be redeemed from each holder thereof in redemptions hereunder shall be the number of Shares determined by multiplying the total number of Shares to be redeemed times a fraction, the numerator of which shall be the total number of Shares then held by such holder and the denominator of which shall be the total number of Shares then outstanding.

          4F. Dividends After Redemption Date. No Share shall be entitled to any dividends accruing after the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder of such Share. On such date, all rights of the holder of such Share shall cease, and such Share shall no longer be deemed to be issued and outstanding.

          4G. Redeemed or Otherwise Acquired Shares. Any Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued shares and shall not be reissued, sold or transferred.

          4H.  Other Redemptions or Acquisitions.  The
Corporation shall not, nor shall it permit any Subsidiary to, redeem or otherwise acquire any Shares of Series A Preferred, except as expressly authorized herein or pursuant to a purchase offer made pro rata to all holders of Series A Preferred on the basis of the number of Shares owned by each such holder.

          4I. Payment of Accrued Dividends. Except as provided in paragraph 4J, the Corporation may not redeem any Series A Preferred, unless all dividends accrued on the outstanding Series A Preferred through the immediately preceding Dividend Reference Date have been declared and paid in full.

          4J.  Special Redemptions.

          (i) If a Change in Control has occurred or the Corporation obtains knowledge that a Change in Control is proposed to occur, the Corporation shall give prompt written notice of such Change in Control describing in reasonable detail the material terms and date of consummation thereof to each holder of Series A Preferred, but in any event such notice shall not be given later than five days after the occurrence of such Change in Control, and
                      Page 130 of 196 Pages
the Corporation shall give each holder of Series A Preferred prompt written notice of any material change in the terms or timing of such transaction. Any holder of Series A Preferred may require the Corporation to redeem all or any portion of the Series A Preferred owned by such holder or holders at a price per Share equal to the greater of (1) the Liquidation Value thereof (plus all accrued and unpaid dividends thereon), (2) the Market Price (as of the date which is five trading days prior to the occurrence of such Change in Control) of the Common Stock into which such Shares of Series A Preferred are convertible on such date or (3) the value of the Common Stock into which such Shares of Series A Preferred are convertible as of the consummation of the Change in Control reflected by the Change in Control transaction, by giving written notice to the Corporation of such election prior to the later of (a) 21 days after receipt of the Corporation's notice and (b) five days prior to the consummation of the Change in Control (the "Expiration Date"). The Corporation shall give prompt written notice of any such election to all other holders of Series A Preferred within five days after the receipt thereof, and each such holder shall have until the later of (a) the Expiration Date or (b) ten days after receipt of such second notice to request redemption hereunder (by giving written notice to the Corporation) of all or any portion of the Series A Preferred owned by such holder.

         (ii) Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of Shares specified therein on the occurrence of the Change in Control. If any proposed Change in Control does not occur, all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, any holder of Series A Preferred may rescind such holder's request for redemption by giving written notice of such rescission to the Corporation.

        (iii) A "Change in Control" shall be deemed to have occurred at such time as any of the following events shall occur:
(a) any sale, transfer or issuance or series of sales, transfers and/or issuances of Common Stock by the Corporation or any holders thereof which results in any Person or group of Persons (as the term "group" is used under the Securities Exchange Act of 1934) owning more than 40% of the Common Stock outstanding immediately after such sale, transfer or issuance or series of sales, transfers and/or issuances or (b) during any 12-month period, individuals who
                      Page 131 of 196 Pages
at the beginning of such period constituted the Corporation's Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Corporation was approved by a majority vote of the directors who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Corporation's Board of Directors then in office.

         (iv) If a Fundamental Change is proposed to occur, the Corporation shall give written notice of such Fundamental Change describing in reasonable detail the material terms and date of consummation thereof to each holder of Series A Preferred not more than 45 days nor less than 20 days prior to the consummation of such Fundamental Change, and the Corporation shall give each holder of Series A Preferred prompt written notice of any material change in the terms or timing of such transaction. Any holder of Series A Preferred may require the Corporation to redeem all or any portion of the Series A Preferred owned by such holder at a price per Share equal to the greater of
(1) Liquidation Value thereof (plus all accrued and unpaid dividends thereon), (2) the Market Price (as of the date which is five trading days prior to the occurrence of such Fundamental Change) of the Common Stock into which such Shares of Series A Preferred are convertible on such date or (3) the value of the Common Stock into which such Shares of Series A Preferred are convertible as of the consummation of the Fundamental Change reflected by the Fundamental Change transaction, by giving written notice to the Corporation of such election prior to the later of (a) ten days prior to the consummation of the Fundamental Change or (b) ten days after receipt of notice from the Corporation. The Corporation shall give prompt written notice of such election to all other holders of Series A Preferred (but in any event within five days prior to the consummation of the Fundamental Change), and each such holder shall have until two days after the receipt of such notice to request redemption (by written notice given to the Corporation) of all or any portion of the Series A Preferred owned by such holder.

          (v) Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of Shares specified therein upon the consummation of such Fundamental Change. If any proposed Fundamental Change does not occur, all requests for redemption in connection therewith shall be automatically re-
                      Page 132 of 196 Pages
scinded, or if there has been a material change in the terms or the timing of the transaction, any holder of Series A Preferred may rescind such holder's request for redemption by delivering written notice thereof to the Corporation prior to the consummation of the transaction.

          (vi) The term "Fundamental Change" means (a) any sale or transfer of more than 50% of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Corporation's Board of Directors) in any transaction or series of transactions (other than sales in the ordinary course of business) and (b) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving corporation, the terms of the Series A Preferred are not changed and the Series A Preferred is not exchanged for cash, securities or other property, and after giving effect to such merger, no Person or group of Persons (as the term "group" is used under the Securities Act of 1934) owns more than 40% of the Common Stock outstanding immediately after such merger.

          Section 5.  Voting Rights.

          5A. Election of Directors. So long as at least 3,300 Shares of the Series A Preferred remain outstanding, in the election of directors of the Corporation, the holders of the Series A Preferred, voting separately as a single class to the exclusion of all other classes of the Corporation's capital stock and with each Share of Series A Preferred entitled to one vote, shall be entitled to elect one director to serve on the Corporation's Board of Directors until his successor is duly elected by the holders of the Series A Preferred or he is removed from office by the holders of the Series A Preferred. If the holders of the Series A Preferred for any reason fail to elect anyone to fill any such directorship, such position shall remain vacant until such time as the holders of the Series A Preferred elect a director to fill such position and shall not be filled by resolution or vote of the Corporation's Board of Directors or the Corporation's other stockholders.

          5B. Other Voting Rights. The holders of the Series A Preferred shall be entitled to notice of all stockholders meetings
                      Page 133 of 196 Pages
in accordance with the Corporation's bylaws, and the holders of the Series A Preferred shall be entitled to vote on all matters submitted to the stockholders for a vote together with the holders of the Common Stock voting together as a single class with each share of Common Stock entitled to one vote per share and each Share of Series A Preferred entitled to one vote for each share of Common Stock issuable upon conversion of the Series A Preferred as of the record date for such vote or, if no record date is specified, as of the date of such vote.

          Section 6.     Conversion.

          6A.  Conversion Procedure.

          (i) At any time and from time to time, any holder of Series A Preferred may convert all or any portion of the Series A Preferred (including any fraction of a Share) held by such holder into a number of shares of Conversion Stock computed by multiplying the number of Shares to be converted by $1,000 and dividing the result by the Conversion Price then in effect.

         (ii) Except as otherwise provided herein, each conversion of Series A Preferred shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series A Preferred to be converted have been surrendered for conversion at the principal office of the Corporation. At the time any such conversion has been effected, the rights of the holder of the Shares converted as a holder of Series A Preferred shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

        (iii) The conversion rights of any Share subject to redemption hereunder shall terminate on the Redemption Date for such Share unless the Corporation has failed to pay to the holder thereof the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon).

         (iv) Notwithstanding any other provision hereof, if a conversion of Series A Preferred is to be made in connection with a Public Offering, a Change in Control, a Fundamental Change or
                      Page 134 of 196 Pages
other transaction affecting the Corporation, the conversion of any Shares of Series A Preferred may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

          (v) As soon as possible after a conversion has been effected (but in any event within five business days in the case of subparagraph (a) below), the Corporation shall deliver to the converting holder:

               (a) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomina-tion or denominations as the converting holder has specified; and

               (b) a certificate representing any Shares of Series A Preferred which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

         (vi) Upon conversion, the accrued and unpaid dividends on the Series A Preferred being converted shall be extinguished and shall no longer be deemed payable.

        (vii) The issuance of certificates for shares of Conver-sion Stock upon conversion of Series A Preferred shall be made without charge to the holders of such Series A Preferred for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each Share of Series A Preferred, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

       (viii) The Corporation shall not close its books against the transfer of Series A Preferred or of Conversion Stock issued or issuable upon conversion of Series A Preferred in any manner which interferes with the timely conversion of Series A Preferred. The Corporation shall assist and cooperate with any holder of Shares
                      Page 135 of 196 Pages
required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

         (ix) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Series A Preferred, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Series A Preferred. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Series A Preferred.

          (x) If any fractional interest in a share of Conversion Stock would, except for the provisions of this subparagraph, be delivered upon any conversion of the Series A Preferred, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.

          6B.  Conversion Price.

          (i)  The initial Conversion Price shall be $16.00.   In
order to prevent dilution of the conversion rights granted under this Section 6, the Conversion Price shall be subject to adjustment from time to time pursuant to this paragraph 6B.

         (ii) If and whenever the Corporation issues or sells, or in accordance with paragraph 6C is deemed to have issued or sold, any share of Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to such time, then
                      Page 136 of 196 Pages
immediately upon such issue or sale or deemed issue or sale the Conversion Price shall be reduced to the lowest net price per share (as determined pursuant to paragraph 6C(v) below) at which any such share of Common Stock has been issued or sold or is deemed to have been issued or sold.

        (iii) Notwithstanding the foregoing, there shall be no adjustment to the Conversion Price hereunder with respect to the granting of stock options to employees or directors of the Corporation and its Subsidiaries or the exercise thereof or the granting of stock appreciation rights, phantom stock rights or other similar rights to employees or directors of the Corporation for (or rights relating to) an aggregate of 1,596,702 shares of Common Stock (976,594 options being currently outstanding) (as such number of shares is equitably adjusted for subsequent stock splits, stock combinations, stock dividends and recapitalizations and such number shall include all stock options outstanding as of the date of the Purchase Agreement).

          6C. Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under paragraph 6B, the following shall be applicable:

          (i) Issuance of Rights or Options. If the Corporation in any manner grants or sells any Option and the lowest price per share for which any one share of Common Stock is issuable upon the exercise of any such Option, or upon conversion or exchange of any Convertible Security issuable upon exercise of any such Option, is less than the Conversion Price in effect immediately prior to the time of the granting or sale of such Option, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Option for such price per share.
For purposes of this paragraph, the "lowest price per share for which any one share of Common Stock is issuable" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or such Convertible Security upon the exercise of such
                      Page 137 of 196 Pages

Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Security.

         (ii) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Security and the lowest price per share for which any one share of Common Stock is issuable upon conversion or exchange thereof is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "lowest price per share for which any one share of Common Stock is issuable" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of any Convertible Security, and if any such issue or sale of such Convertible Security is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 6, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

        (iii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Option, the additional consideration (if any) payable upon the issue, conversion or exchange of any Convertible Security or the rate at which any Convertible Security is convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted immediately to the Conversion Price which would have been in effect at such time had such Option or Convertible Security originally provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of paragraph 6C, if the terms of any Option or Convertible Security which was outstanding as of May 19, 1995 are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have
                      Page 138 of 196 Pages
been issued as of the date of such change; provided that no such change shall at any time cause the Conversion Price hereunder to be increased.

         (iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued; provided that if such expiration or termination would result in an increase in the Conversion Price then in effect, such increase shall not be effective until 30 days after written notice thereof has been given to all holders of the Series A Preferred. For purposes of paragraph 6C, the expiration or termination of any Option or Convertible Security which was outstanding as of May 19, 1995 shall not cause the Conversion Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after such date.

          (v) Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (net of discounts, commissions and related expenses). If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and
                      Page 139 of 196 Pages
securities shall be determined jointly by the Corporation and the holders of a majority of the outstanding Series A Preferred. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of a majority of the outstanding Series A Preferred. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

         (vi) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

        (vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

       (viii) Record Date. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them
(a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          6D. Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corpora-tion at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller
                      Page 140 of 196 Pages
number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

          6E. Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an "Organic Change". Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series A Preferred then outstanding) to insure that each of the holders of Series A Preferred shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series A Preferred, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series A Preferred immediately prior to such Organic Change. In each such case, the Corporation shall also make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series A Preferred then outstanding) to insure that the provisions of this Section 6 and Sections 7 and 8 hereof shall thereafter be applicable to the Series A Preferred (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Conversion Stock acquirable and receivable upon conversion of Series A Preferred, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of a majority of the Series A Preferred then outstanding), the obligation to deliver to each such holder such shares of stock,
                      Page 141 of 196 Pages
securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

          6F. Certain Events. If any event occurs of the type contemplated by the provisions of this Section 6 but not expressly provided for by such provisions (including the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation's Board of Directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Series A Preferred; provided that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this
Section 6 or decrease the number of shares of Conversion Stock issuable upon conversion of each Share of Series A Preferred.

          6G.  Notices.

          (i)  Immediately upon any adjustment of the Conversion
Price, the Corporation shall give written notice thereof to all holders of Series A Preferred, setting forth in reasonable detail and certifying the calculation of such adjustment.

         (ii) The Corporation shall give written notice to all holders of Series A Preferred at least 20 days prior to the date on which the Corporation closes its books or takes a record
(a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

        (iii) The Corporation shall also give written notice to the holders of Series A Preferred at least 20 days prior to the date on which any Organic Change shall take place.

          6H. Mandatory Conversion. All of the Shares of issued and outstanding Series A Preferred will be automatically converted to Common Stock at the Conversion Price then in effect without any further action on the part of the Corporation or the holders thereof if, at any time after May 19, 1997, (i) the daily trading volume of the Common Stock in the public markets exceeds 5% of the number of shares of Common Stock issuable upon conversion of all Shares of Series A Preferred for each of 45 consecutive trading days, (ii) no holder of Series A Preferred is subject to any
                      Page 142 of 196 Pages
underwriters lockup agreement restricting the transferability of the shares of Conversion Stock issuable upon conversion of such Series A Preferred and (iii) the Market Price of the Common Stock on any of the anniversary dates of the issuance of the Notes set forth below equals or exceeds the corresponding price set forth below (subject to adjustment for stock splits, stock consolidations and stock dividends):

                    2nd Anniversary     $32.00
                    3rd Anniversary     $32.00
                    4th Anniversary     $39.06
                    5th Anniversary     $39.81
                    6th Anniversary     $47.78
                    7th Anniversary     $57.33

          In the event that any measurement of the market price of the Common Stock is to occur on a date between two anniversary dates, the share price amounts above shall be prorated (based upon the number of days elapsed between such anniversary dates).

          Section 7.  Liquidating Dividends.

          If the Corporation declares or pays a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Corporation shall pay to the holders of Series A Preferred at the time of payment thereof the Liquidating Dividends which would have been paid on the shares of Conversion Stock had such Series A Preferred been converted immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

          Section 8.  Purchase Rights.

          If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then each holder of Series A Preferred shall be entitled to acquire,
                      Page 143 of 196 Pages
upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder's Series A Preferred immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

          Section 9.  Events of Noncompliance.

          9A. Definition. An Event of Noncompliance shall have occurred if:

          (i) the Corporation fails to make any redemption payment with respect to the Series A Preferred which it is required to make hereunder, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject, and such failure is not cured within 5 days after the occurrence thereof;

         (ii) the Corporation breaches or otherwise fails to perform or observe any other material covenant or agreement set forth herein or in the Purchase Agreement, and such failure is not cured within 30 days after the earlier of (A) the receipt of notice thereof by the holders of the Series A Preferred or (B) the discovery thereof by the Corporation;

        (iii) any representation or warranty contained in the Purchase Agreement or required to be furnished to any holder of Series A Preferred pursuant to the Purchase Agreement, is false or misleading in any material respect on the date made or furnished and such false or misleading representation, warranty or information relates to a material adverse effect on the Corporation and its Subsidiaries, taken as a whole, or fails to disclose a material adverse change on the Corporation and its Subsidiaries, taken as a whole; provided that, notwithstanding the foregoing, in the case of paragraph 5J of the Purchase Agreement, any occurrence, event, transaction or claim which results in any loss, damage or injury to the Corporation and its Subsidiaries in excess of $4,000,000 shall conclusively be deemed to have material adverse effect and be a material adverse change hereunder;
                      Page 144 of 196 Pages

         (iv) the Corporation or any Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation or any Material Subsidiary bankrupt or insolvent; or any order for relief with respect to the Corporation or any Material Subsidiary is entered under the Federal Bankruptcy Code; or the Corporation or any Material Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any Material Subsidiary or of any substantial part of the assets of the Corporation or any Material Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the Corporation or any Material Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any Material Subsidiary and either
(a) the Corporation or any such Material Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within 60 days;

          (v) a judgment in excess of $500,000 is rendered against the Corporation or any Material Subsidiary and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

         (vi) the Corporation or any Material Subsidiary defaults in the performance of any obligation or agreement if the effect of such default is to cause an amount exceeding $500,000 to become due prior to its stated maturity or to permit the holder or holders of any obligation to cause an amount exceeding $500,000 to become due prior to its stated maturity.

     The foregoing shall constitute Events of Noncompliance whatever the reason or cause for any such Event of Noncompliance and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
                      Page 145 of 196 Pages

          9B.  Consequences of Events of Noncompliance.

          (i) If an Event of Noncompliance of the type described in subparagraph 9A(i), 9A(ii) or 9A(iii) (with respect to paragraphs 5J and 5X of the Purchase agreement only) has occurred and is continuing, the dividend rate on the Series A Preferred shall increase immediately to 15%. Any increase of the dividend rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Event of Noncompliance of the type described in subparagraph 9A(i) or 9A(ii) exists, subject to subsequent increases pursuant to this paragraph.

         (ii) If any Event of Noncompliance of the type described in subparagraph 9A(i), 9A(ii) or 9A(iii) (with respect to paragraphs 5J and 5X of the Purchase Agreement only) has occurred, the Conversion Price on the Series A Preferred shall be reduced immediately by 1/3 of the Conversion Price in effect immediately prior to such adjustment. In no event shall such Conversion Price adjustment be rescinded, and in no event shall there be more than one adjustment pursuant to this subparagraph.

        (iii) If an Event of Noncompliance (other than an Event of Noncompliance of the type described in subparagraph 9A(iv)) has occurred and is continuing, the holder or holders of a majority of the Series A Preferred then outstanding may demand (by written notice delivered to the Corporation) immediate redemption of all or any portion of the Series A Preferred owned by such holder or holders at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). The Corporation shall give prompt written notice of such election to the other holders of Series A Preferred (but in any event within five days after receipt of the initial demand for redemption), and each such other holder may demand immediate redemption of all or any portion of such holder's Series A Preferred by giving written notice thereof to the Corporation within seven days after receipt of the Corporation's notice. The Corporation shall redeem all Series A Preferred as to which rights under this paragraph have been exercised within 15 days after receipt of the initial demand for redemption. The amounts payable hereunder with respect to the Series A Preferred shall be the greater of (1) the Liquidation Value of such Series A Preferred and (2) the Market Price (on the date which is five trading days prior to the date of payment) of
                      Page 146 of 196 Pages
the Common Stock into which such Series A Preferred is convertible; provided that to the extent the amount in clause (2) above exceeds the amount in clause (1) above, all or a portion of such excess may, at the option of the Corporation's Board of Directors, be paid in the form of Common Stock (valued at the Market Price of the Common Stock on such date) up to and not exceeding a number of shares of Common Stock equal to 20 multiplied by the average daily trading volume of the Common Stock in the public markets for a period of 45 consecutive trading days ending on such date and the remainder shall be paid in cash.

         (iv) If an Event of Noncompliance of the type described in subparagraph 9A(iv) has occurred, all of the Series A Preferred then outstanding shall be subject to immediate redemption by the Corporation (without any action on the part of the holders of the Series A Preferred) at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). The Corporation shall immediately redeem all Series A Preferred upon the occurrence of such Event of Noncompliance.

          (v) If any Event of Noncompliance exists, each holder of Series A Preferred shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

          Section 10.  Registration of Transfer.

          The Corporation shall keep at its principal office a register for the registration of Series A Preferred. Upon the surrender of any certificate representing Series A Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series A Preferred represented by such new certificate from the date to which dividends have been fully paid on such Series A Preferred represented by the surrendered certificate.
                      Page 147 of 196 Pages

          Section 11.  Replacement.

          Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares of Series A Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series A Preferred represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

          Section 12.  Definitions.

          "Change in Control" has the meaning set forth in paragraph 4J hereof.

          "Common Stock" means, collectively, the Corporation's Common Stock, par value $.015, and any capital stock of any class of the Corporation which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

          "Conversion Stock" means shares of the Corporation's Common Stock, par value $.015 per share; provided that if there is a change such that the securities issuable upon conversion of the Series A Preferred are issued by an entity other than the Corporation or there is a change in the type or class of securities so issuable, then the term "Conversion Stock" shall mean one share of the security issuable upon conversion of the Series A Preferred if such security is issuable in shares, or shall mean the smallest
                      Page 148 of 196 Pages
unit in which such security is issuable if such security is not issuable in shares.

          "Convertible Securities" means any stock or securities
(other than Options) directly or indirectly convertible into or exchangeable for Common Stock.

          "Fundamental Change" has the meaning set forth in paragraph 4J hereof.

          "Junior Securities" means any capital stock or other equity securities of the Corporation, except for the Series A
Preferred.

          "Liquidation Value" of any Share as of any particular date shall be equal to $1,000.

          "Market Price" of any publicly traded security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in
the NASDAQ System,   the average of the highest bid and lowest
asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 15 days consisting of the day as of which "Market Price" is being determined and the 14 consecutive business days prior to such day. "Market Price" of any security which is not publicly traded means the fair value of such security determined jointly by the Corporation and the holders of a majority of the Series A Preferred; provided that if such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Corporation and the holders of a majority of the Series A Preferred without application of any minority or blockage discounts. The determination of such appraiser shall be final and binding upon the parties, and the Corporation shall pay the fees and expenses of such appraiser.
                      Page 149 of 196 Pages

          "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

          "Person" means an individual, a partnership, a corpora-tion, a limited liability company, a limited liability, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Public Offering" means any offering by the Corporation of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.

          "Purchase Agreement" means the Note and Warrant
Purchase Agreement, dated as of May 19, 1995 by and among the Corporation and certain investors, as such agreement may from time to time be amended in accordance with its terms.

          "Redemption Date" as to any Share means the date specified in the notice of any redemption at the Corporation's option or the applicable date specified herein in the case of any other redemption; provided that no such date shall be a Redemption Date unless the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon and any required premium with respect thereto) is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

          "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes
                      Page 150 of 196 Pages
hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, part-nership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

          Section 13.  Amendment and Waiver.

          No amendment, modification or waiver shall be binding or effective with respect to any provision of Sections 1 to 14 hereof without the prior written consent of the holders of a majority of the Series A Preferred outstanding at the time such action is taken; provided that no such action shall change
(a) the rate at which or the manner in which dividends on the Series A Preferred accrue or the times at which such dividends become payable or the amount payable on redemption of the Series A Preferred or the times at which redemption of Series A Preferred is to occur, without the prior written consent of the holders of at least 66% of the Series A Preferred then outstanding, (b) the Conversion Price of the Series A Preferred or the number of shares or class of stock into which the Series A Preferred is convertible, without the prior written consent of the holders of at least 66% of the Series A Preferred then outstanding or (c) the percentage required to approve any change described in clauses (a) and (b) above, without the prior written consent of the holders of at least 66% of the Series A Preferred then outstanding; and provided further that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of the applicable percentage of the Series A Preferred then outstanding.

          Section 14. Notices. Except as otherwise provided hereunder, all notices referred to herein shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight carrier service (charges prepaid) or five days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent (i) to the Corporation, at its
                      Page 151 of 196 Pages
principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).
                      Page 152 of 196 Pages

                                                        EXHIBIT E

                            ACC CORP.

                     REGISTRATION AGREEMENT


          THIS AGREEMENT is made as of May 22, 1995, between ACC Corp., a Delaware corporation (the "Company"), Fleet Venture Resources, Inc. ("Fleet Venture"), Fleet Equity Partners VI, L.P. ("Fleet Equity") and Chisholm Partners II, L.P. ("Chisholm").

          The parties to this Agreement are parties to a Note and Warrant Purchase Agreement of even date herewith (the "Purchase Agreement"). In order to induce Fleet Venture, Fleet Equity and Chisholm (the "Investors") to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the Closing under the Purchase Agreement. Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in paragraph 8 hereof.

          The parties hereto agree as follows:

          1.   Demand Registrations.

          1A. Requests for Registration. At any time, the holders of a majority of the Registrable Securities may request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-1 or any similar long-form registration ("Long-Form Registrations"), and the holders of a majority of the Registrable Securities may request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-2 or S-3 or any similar short-form registration ("Short-Form Registrations") if available. All registrations requested pursuant to this paragraph 1(a) are referred to herein as "Demand Registrations". Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per share price range for such offering. Within ten days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and shall include in such registration all Registrable Securities with respect to which the Company has
                      Page 153 of 196 Pages
received written requests for inclusion therein within 15 days after the receipt of the Company's notice.

          1B. Long-Form Registrations. The holders of Registrable Securities shall be entitled to request two Long-Form Registrations in which the Company shall pay all Registration Expenses; provided that the aggregate offering value of the Registrable Securities requested to be registered in any Long-Form Registration must equal at least $7,500,000. A registration shall not count as one of the permitted Long-Form Registrations until it has become effective; provided that in any event the Company shall pay all Registration Expenses in connection with any registration initiated as a Long-Form Registration whether or not it has become effective. All Long-Form Registrations shall be underwritten registrations.

          1C. Short-Form Registrations. In addition to the Long-Form Registrations provided pursuant to paragraph 1(b), the holders of the Registrable Securities shall be entitled to request five Short-Form Registrations in which the Company shall pay all Registration Expenses; provided that the aggregate offering value of the Registrable Securities requested to be registered in any Short-Form Registration must equal at least $5,000,000. Demand Registrations shall be Short-Form Registra-tions whenever the Company is permitted to use any applicable short form. The Company shall use its best efforts to make Short-Form Registrations available for the sale of Registrable Securities. A registration shall not count as one of the permitted Short-Form Registrations until it has become effective; provided that in any event the Company shall pay all Registration Expenses in connection with any registration initiated as a Short-Form Registration whether or not it has become effective.

          1D. Priority on Demand Registrations. The Company shall not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the holders of a majority of the Registrable Securities included in such registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Registrable Securities initially
                      Page 154 of 196 Pages
requesting registration, the Company shall include in such registration prior to the inclusion of any securities which are not Registrable Securities the number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities owned by each such holder. Any Persons other than holders of Registrable Securities who participate in Demand Registrations which are not at the Company's expense must pay their share of the Registration Expenses as provided in paragraph 5 hereof.

          1E.  Restrictions on Long-Form Registrations.  The
Company shall not be obligated to effect any Long-Form
Registration within 180 days after the effective date of a previous Long-Form Registration.

          1F. Selection of Underwriters. The holders of a majority of the Registrable Securities included in any Demand Registration shall have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the Company's approval which shall not be unreasonably withheld.

          2.   Piggyback Registrations.

          2A. Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration and other than for employee benefit plans, stock purchase plan, or shares issuable upon conversion of Convertible Securities) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company shall give prompt written notice (in any event within three business days after its receipt of notice of any exercise of demand registration rights other than under this Agreement) to all holders of Registrable Securities of its intention to effect such a registration and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company's notice.

          2B. Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities shall be paid by the Company in all Piggyback Registrations.
                      Page 155 of 196 Pages

          2C. Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares owned by each such holder, and (iii) third, other securities requested to be included in such registration.

          2D. Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration, the Company shall include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration and the Registrable Securities requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of securities so requested to be included therein, and (ii) second, other securities requested to be included in such registration.

          2E. Other Registrations. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to paragraph 1 or pursuant to this paragraph 2, and if such previous registration has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 90 days has elapsed from the effective date of such previous registration.

          3.   Holdback Agreements.

          3A. Each holder of Registrable Securities shall not effect any public sale or distribution (including sales pursuant to
                      Page 156 of 196 Pages

Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securi-ties, during the seven days prior to and the 90-day period begin-ning on the effective date of any underwritten registration of the Company's Common Stock (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

          3B. The Company shall not effect any public sale or distribution of its equity securities, or any securities convert-ible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree.

          4. Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration of such Registrable Securities in accordance with the intended method of disposition thereof and pursuant thereto the Company shall as expeditiously as possible:

          4A. prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

          4B. notify each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 90 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such
                      Page 157 of 196 Pages
registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

          4C. furnish to each seller of Registrable Securities such number of copies of such registration statement, each amend-ment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

          4D. use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

          4E. notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

          4F. cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its best efforts to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the Securities and Exchange Commis
                      Page 158 of 196 Pages
sion or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;

          4G. provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

          4H. enter into such customary agreements (including underwriting agreements in customary form for a firm commitment underwriting) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split or a combination of shares);

          4I. make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

          4J. otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

          4K. permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included; and
                      Page 159 of 196 Pages

          4L. in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order.

          5.   Registration Expenses.

          5A. All expenses incident to the Company's performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), shall be borne as provided in this Agreement, except that the Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system.

          5B. In connection with each Demand Registration and each Piggyback Registration, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities included in such registration.

          5C. To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder's securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.
                      Page 160 of 196 Pages

          6.   Indemnification.

          6A. The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any regis-tration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

          6B. In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such informa-tion and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.
                      Page 161 of 196 Pages

          6C. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

          6D. The indemnification provided for under this Agree-ment shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

          7. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes all question-naires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder and such holder's intended method of distribution) or to undertake any indemnification obligations to the Company or the
                      Page 162 of 196 Pages
underwriters with respect thereto, except as otherwise provided in paragraph 6 hereof.

          8.   Definitions.

          8A. "Registrable Securities" means (i) any Common Stock issued upon the conversion of any Notes issued pursuant to the Purchase Agreement, (ii) any Common Stock issued upon conversion of any Class A Preferred issued upon conversion of any Notes issued pursuant to the Purchase Agreement, (iii) any Common Stock issued upon exercise of any Warrants issued pursuant to the Purchase Agreement, (iv) any Common Stock issued in connection with a repayment of the Notes or a redemption of Class A Preferred and (v) any Common Stock issued or issuable with respect to the securities referred to in clauses (i), (ii), (iii) and (iv) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been distributed to the public pursuant to a offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force). For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities, and the Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder.

          8B. Unless otherwise stated, other capitalized terms contained herein have the meanings set forth in the Purchase
Agreement.

          9.   Miscellaneous.

          9A. No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.
                      Page 163 of 196 Pages

          9B. Adjustments Affecting Registrable Securities. The Company shall not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would materially and adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

          9C. Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

          9D. Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and holders of a majority of the Registrable Securities.

          9E. Successors and Assigns. All covenants and agree-ments in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

          9F. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.
                      Page 164 of 196 Pages

          9G. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

          9H. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          9I. Governing Law. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights of the Company and its stockholders. All other issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

          9J. Notices. All notices, demands or other communica-tions to be given or delivered under or by reason of the provisions of this Agreement shall be given in accordance with paragraph 7L of the Purchase Agreement.
                      Page 165 of 196 Pages

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                              ACC CORP.

                              By ___________________________

                              Its __________________________


                              FLEET VENTURE RESOURCES, INC.

                              By
                              Its President


                              FLEET EQUITY PARTNERS VI, L.P.

                              By Silverado IV Corp.
                              Its General Partner

                              By ___________________________
                              Its President


                              CHISHOLM PARTNERS II, L.P.

                              By Silverado II, L.P.
                              Its General Partner

                              By Silverado II, Corp.
                              Its General Partner

                              By ___________________________
                              Its President
                      Page 166 of 196 Pages

                                                        EXHIBIT F

                     PARTICIPATION AGREEMENT



          THIS AGREEMENT is made as of May 22, 1995, between Fleet Venture Resources, Inc., Fleet Equity Partners VI, L.P. and
Chisholm Partners II, L.P. (collectively, the "Investors") and
Richard T. Aab ("Executive").

          The execution and delivery of this Agreement by the Executive is a condition to the purchase of Notes and Warrants by the Investors pursuant to a Note and Warrant Purchase Agreement dated as of the date hereof (the "Purchase Agreement"). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

          The parties hereto agree as follows:

          1.   Restrictions on Transfer.

          (a) Transfer of Executive Stock. Executive shall not sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration any interest in any shares of Common Stock (a "Transfer"), except pursuant to the provisions of this paragraph 1; provided that in no event shall any Transfer of Common Stock pursuant to this paragraph 1 be made for any consideration other than cash payable upon consummation of such Transfer or in installments over time (other than in a transaction in which all shares of the Company's capital stock are sold, transferred or exchanged for new consideration). Prior to making any Transfer, Executive shall deliver written notice (the "Sale Notice") to Investors. The Sale Notice shall disclose in reasonable detail the identity of the prospective transferee(s), the number of shares to be transferred and the terms and conditions of the proposed transfer. Executive shall not consummate any Transfer until 30 days after the Sale Notice has been given to the Investors, unless the parties to the Transfer have been finally determined pursuant to this para-graph 1 prior to the expiration of such 30-day period. The date of the first to occur of such events is referred to herein as the "Authorization Date".
                      Page 167 of 196 Pages

          (b) Participation Rights. Each Investor may elect to participate in the contemplated transfer by delivering written notice to Executive and the Company within 20 days after receipt by the Investor of the Sale Notice. If any Investor has elected to participate in such sale, Executive and the electing Investors shall be entitled to sell in the contemplated sale, at the same price and on the same terms, a number of shares of the Company's Common Stock equal to the product of (i) the quotient determined by dividing the percentage of the Common Stock (on a fully-diluted basis) held by such person, by the aggregate percentage of the Common Stock (on a fully-diluted basis) owned by Executive and all electing Investors and (ii) the number of shares of Common Stock to be sold in the contemplated sale.

     For example, if the Sale Notice contemplated a sale of 100 shares of Common Stock, and if Executive was at such time the owner of 30% of the Company's Common
     Stock (on a fully-diluted basis) and if one Investor elected to participate and the Investor owned 20% of the Company's Common Stock (on a fully-diluted basis), Executive would be entitled to sell 60 shares
     (30% divided by 50% x 100 shares) and the Investor would be entitled to sell 40 shares (20% divided by 50% x 100 shares).

Executive shall use his best efforts to obtain the agreement of the prospective transferee(s) to the participation of the Investors in the contemplated transfer and shall not transfer any Common Stock to the prospective transferee(s) if such trans-feree(s) refuses to allow the participation of the Investors.
Any Investor may participate in a sale of Common Stock pursuant to this paragraph by tendering the number of shares of Series A Preferred or the principal amount of any Note convertible into the appropriate number of shares of Common Stock or by tendering a Warrant for the purchase of the appropriate number of shares of Common Stock with the exercise price thereof to be subtracted from the final purchase price of the Warrants hereunder.

          (c) Certain Permitted Transfers. The restrictions contained in this paragraph 1 shall not apply with respect to transfers of shares of Common Stock (i) to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions
                      Page 168 of 196 Pages
of Rule 144 adopted under the Securities Act, (ii) during any one-year period, in an amount less than 1% of the number of shares of Common Stock that Executive owns as of the date hereof,
(iii) contributions to Executive's charitable family trust or foundation totalling not more than $500,000 worth of Common Stock in the aggregate (valued at Market Price on the date of transfer) and (iv) resulting from the foreclosure of shares pledged by Executive.

          (d) Pledges. Executive may pledge shares of Common Stock; notwithstanding the foregoing, Executive may pledge shares of Common Stock only pursuant to bona fide pledges to banks or financial institutions (including brokerage firms) in connection with the borrowing of funds.

          (e) Termination of Restrictions. The restrictions on the transfer of any share of Executive's Common Stock set forth in this paragraph 1 shall terminate upon the earlier to occur of
(i) the Transfer of such share in accordance with the provisions hereof, (ii) the date upon which Executive is no longer an officer, director or employee of the Company or of its Subsidiaries and (iii) the date upon which neither the Notes, the Series A Preferred, nor the Springing Warrants remain outstanding.

          2. Holdback Agreement. Executive shall not effect any public sale or distribution (including sales pursuant to Rule
144) of any shares of Executive's Common Stock or any other equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree. The terms Demand Registration and Piggyback Registration have the meanings set forth in the Registration Agreement dated May 22, 1995 between the Company and the Investors.

          3. Legend. Each certificate representing shares of Common Stock held by Executive (exclusive of those subject to pledge pursuant to paragraph 1(d) above) shall bear a legend in substantially the following form:
                      Page 169 of 196 Pages

          "THE SECURITIES REPRESENTED BY THIS
          CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON
          TRANSFER SET FORTH IN A PARTICIPATION
          AGREEMENT BETWEEN THE CERTAIN INVESTORS IN
          THE COMPANY, DATED AS OF MAY 22, 1995, AS
          AMENDED AND MODIFIED FROM TIME TO TIME.  A
          COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE
          HOLDER HEREOF AT THE COMPANY'S PRINCIPAL
          PLACE OF BUSINESS WITHOUT CHARGE.
          NOTWITHSTANDING THE FOREGOING, THE SECURITIES
          REPRESENTED BY THIS CERTIFICATE SHALL BE
          TRANSFERRABLE PURSUANT TO SEC RULE 144 OR
          REGISTRATION UNDER THE SECURITIES ACT."

The above legend shall be removed in connection with any transfer described in paragraph 1(c) above.

          4. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) sent by reputable overnight courier service (charges prepaid) or sent via facsimile transmission (acknowledged by written confirmation of receipt or followed with hard copy via certified mail or reputable overnight courier) to the recipient at the address below indicated:

          To the Investors:

          c/o Fleet Equity Partners
          Mail Stop:  RI MO 227
          111 Westminster Street
          Providence, Rhode Island  02903
          Attention:  Robert Van Degna
          Telecopy:   (401) 278-6387

          To Executive:

          c/o ACC Corp.
          400 West Avenue
          Rochester, NY  14611
          Telecopy:  (716) 987-3335

                      Page 170 of 196 Pages
or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

         5.    General Provisions.

          (a) Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Common Stock in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Executive Stock as the owner of such stock for any purpose.

          (b) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          (c) Complete Agreement. This Agreement, those docu-ments expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior under-standings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          (d) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

          (e) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive, the Investors and their respective successors and assigns.
                      Page 171 of 196 Pages

          (f) Governing Law. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights and obligations of the Company and its stock-holders. All other issues and questions concerning the construc-tion, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

          (g) Remedies. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

          (h) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Executive and the Investors owning a majority of the Common Stock on a fully-diluted basis held by all Investors.

          (i) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company's chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.
                     *      *      *      *
                      Page 172 of 196 Pages

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.


                              ______________________________
                              Richard T. Aab


                              FLEET VENTURE RESOURCES, INC.

                              By
                              Its President


                              FLEET EQUITY PARTNERS VI, L.P.

                              By Silverado IV Corp.
                              Its General Partner

                              By ___________________________
                              Its President


                              CHISHOLM PARTNERS II, L.P.

                              By Silverado II, L.P.
                              Its General Partner

                              By Silverado II, Corp.
                              Its General Partner

                              By ___________________________
                              Its President
Agreed and Accepted:

ACC CORP.

By _________________________

Its ________________________
                      Page 173 of 196 Pages

                                                        EXHIBIT G


              Form of Opinion of Company's Counsel

          1. The Company and each of its Subsidiaries have been duly incorporated and organized, are validly existing under the corporation and franchise tax laws of their respective jurisdictions of incorporation and are duly qualified to transact business in and are in good standing under the corporation and franchise tax laws of every jurisdiction in which the failure to so qualify would have a material adverse effect upon the business prospects, assets, operations, financial condition or operating results of the Company and its Subsidiaries taken as a whole;

          2. The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under the Purchase Agreement and the agreements and instruments set forth as exhibits thereto (the "Related Agreements") to which the Company is a party, and the Company and each of its Subsidiaries have all necessary corporate power and authority and, to the best of our knowledge after inquiry of Company's inside general counsel, all material licenses, permits and authorizations necessary to own their respective properties and to conduct their respective businesses in the manner and the locations presently owned and conducted;

          3. The Purchase Agreement and the Related Agreements to which the Company is a party, have been duly authorized, executed and delivered by the Company, and are each enforceable against the Company;

          4. The Participation Agreement has been executed and delivered by Richard T. Aab, and the Participation Agreement is enforceable against Richard T. Aab;

          5. The amendment to the Company's Certificate of Incorporation containing the provisions set forth in Exhibit C to the Purchase Agreement and the form of the Certificate of Designation with respect to the Series A Preferred have been duly approved by the Company's board of directors for submission to the Company's stockholders for approval;

          6. The Common Stock issuable upon proper conversion of the Notes or the Series A Preferred and upon exercise of the
                      Page 174 of 196 Pages

Warrants has been duly authorized and reserved for issuance by the Company. There are not statutory, or to the best of our knowledge after reasonable inquiry contractual, preemptive rights of stockholders or rights of first refusal with respect to the issuance of such Common Stock or the Series A Preferred to be issued upon the conversion of the Notes, and such Common Stock to be issued upon proper conversion of the Notes or Series A Preferred and such Series A Preferred to be issued upon conversion of the Notes shall upon such issuance be validly issued, fully paid and nonassessable;

          7. The execution and delivery by the Company of the Purchase Agreement and the Related Agreements, the offering, sale and issuance of the Notes and Warrants, the issuance of Common Stock upon conversion of the Notes or the Series A Preferred and upon exercise of the Warrants and the fulfillment of and the compliance with the respective terms thereof by the Company do not and shall not (A) conflict with or result in a breach of, (B) constitute a default under, (C) result in the creation of any lien, mortgage, security interest, charge or other encumbrance upon the Company's or any of its Subsidiaries' capital stock or assets pursuant to, (D) by themselves give any third party the right to accelerate any obligation under, (E) result in a violation of, or (F) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to (i) the Company's Certificate of Incorporate, the Company's bylaws or the charter or bylaws of any of its Subsidiaries, (ii) any law, statute, rule or regulation to which the Company or any of its Subsidiaries is subject, or (iii) any Other Agreement, order, judgment or decree to which the Company or any of its Subsidiaries is subject and which is described or disclosed in any filing made by Company with the United States Securities Exchange Commission;

          8. To the best of our knowledge after reasonable inquiry of the Company's employees responsible for such matters, the schedule attached to this opinion correctly sets forth the number of shares of each class of the Company's and each Subsidiary's authorized capital stock and the number of outstanding shares of each class as of the Closing;

          9. To the best of our knowledge after reasonable inquiry, there are not (A) outstanding shares of capital stock or securities convertible into or exchangeable or exercisable for shares of the Company's or any of its Subsidiaries' capital stock
                      Page 175 of 196 Pages
or for shares of stock or securities convertible into or exchangeable or exercisable for shares of the Company's or any of its Subsidiaries' capital stock, except for the Notes and the Warrants, (B) outstanding options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any such commitments or claims of any character relating to, any such capital stock or any shares of stock or securities convertible into or exchangeable or exercisable for any such capital stock, except for those options, plans or rights set forth in the Capitalization Schedule to the Purchase Agreement or
(C) obligations (contingent or otherwise) of the Company or any of its Subsidiaries to repurchase, exchange or otherwise acquire or retire any shares of such capital stock or any shares of stock or securities convertible into or exchangeable or exercisable for any such capital stock except pursuant to the Notes or the Related Agreements; and

          10. The offering, sale and issuance of the Notes and Warrants under the Purchase agreement, the issuance of the Common Stock upon conversion of the Notes or the Series A Preferred and the exercise of the Warrants, and the issuance of the Series A Preferred upon conversion of the Notes, do not require registration under the Securities Act of 1933, as amended, or registration or qualification under any state securities laws.
                      Page 176 of 196 Pages

                                                        EXHIBIT H


          This Warrant was originally issued on May 22, 1995, and has not been registered under the Securities Act of 1933, as amended. The transfer of this Warrant is subject to the conditions specified in the Purchase
          Agreement, dated as of May 22, 1995 (as
          amended and modified from time to time), between the issuer hereof (the "Company") and the initial holder hereof, and the Company reserves the right to refuse the transfer of such security until such conditions have been fulfilled with respect to such transfer.
          Upon written request, a copy of such
          conditions shall be furnished by the Company to the holder hereof without charge.

                            ACC CORP.

                     STOCK PURCHASE WARRANT


Date of Issuance:  May 22, 1995         Certificate No. SW-______


          This Warrant is being issued simultaneously with the issuance of a Convertible Subordinated Promissory Note issued by the Company in the principal amount of $______ (the "Note"), to ________________ pursuant to the Note and Warrant Purchase Agreement dated as of May 22, 1995 (the "Purchase Agreement"), between ACC Corp., a Delaware corporation (the "Company"), and certain investors.

          For value received, the Company hereby grants to _______________________ or its registered assigns (the "Registered Holder") the right to purchase from the Company after an Optional Repayment of any Subject Securities a number of shares of the Company's Common Stock equal to the aggregate number of shares of Common Stock into which the Repaid Securities were convertible as of the respective Repayment Dates thereof at a price per share equal to $16.00 (such price as adjusted and readjusted from time to time in accordance with Section 2 hereof, the "Exercise Price").
                      Page 177 of 196 Pages

          This Warrant is one of several Springing Warrants (collectively referred to herein as the "Warrants") issued pursuant to the Purchase Agreement, and certain capitalized terms used herein are defined in Section 5 hereof. The amount and kind of securities obtainable pursuant to the rights granted hereunder and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

          This Warrant is subject to the following provisions:

          Section 1.  Exercise of Warrant.

          1A. Exercise Period. The Registered Holder may exercise, in whole or in part (but not as to a fractional share of Common Stock), the purchase rights represented by this Warrant at any time and from time to time on and after the Repayment Date of the Repaid Securities to which such rights relate to and including the Scheduled Repayment Date of the Repaid Securities to which such purchase rights relate up to and including and including the earlier of (i) the seventh anniversary of the Closing Date or (ii) the date which is six years after the first date upon which no Notes or Series A Preferred remain outstanding (the "Exercise Period"). The Company shall give the Registered Holder written notice of the expiration of the Exercise Period at least 30 days but not more than 90 days prior to the end of the Exercise Period.

          1B.  Exercise Procedure.

          (i) This Warrant shall be deemed to have been exercised when the Company has received all of the following items (the "Exercise Time"):

          (a) a completed Exercise Agreement, as described in paragraph 1C below, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the
     "Purchaser");

          (b)  this Warrant;

          (c) if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments in the form set forth in Exhibit II hereto evidencing the assignment of this Warrant to the Purchaser, in which case the Registered Holder shall have complied with the provisions set forth in
     Section 7 hereof; and
                      Page 178 of 196 Pages

          (d) either (1) a check payable to the Company (in the case of the original Holder of this Warrant only), a certified check payable to the Company or a wire transfer of immediately available funds to an account designated by the Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Common Stock being purchased upon such exercise (the "Aggregate Exercise Price"), (2) the surrender to the Company of debt or equity securities of the Company having a Market Price equal to the Aggregate Exercise Price of the Common Stock being purchased upon such exercise (provided that for purposes of this subparagraph, the Market Price of any note or other debt security or any preferred stock shall be deemed to be equal to the aggregate outstanding principal amount or liquidation value thereof plus all accrued and unpaid interest thereon or accrued or declared and unpaid dividends thereon) or (3) a written notice to the Company that the Purchaser is exercising the Warrant (or a portion thereof) by authorizing the Company to withhold from issuance a number of shares of Common Stock issuable upon such exercise of the Warrant which when multiplied by the Market Price of the Common Stock is equal to the Aggregate Exercise Price (and such withheld shares shall no longer be issuable under this Warrant).

         (ii) Certificates for shares of Common Stock purchased upon exercise of this Warrant shall be delivered by the Company to the Purchaser within five business days after the date of the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within such five-day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

        (iii) The Common Stock issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the record holder of such Common Stock at the Exercise Time.

         (iv) The issuance of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection
                      Page 179 of 196 Pages
with such exercise and the related issuance of shares of Common Stock. Each share of Common issuable upon exercise of this Warrant shall, upon payment of the Exercise Price therefor, be fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof.

          (v) The Company shall not close its books against the transfer of this Warrant or of any share of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. The Company shall from time to time take all such action as may be necessary to assure that the par value per share of the unissued Common Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect.

         (vi) The Company shall assist and cooperate with any Registered Holder or Purchaser required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant (including making any filings required to be made by the Company).

        (vii) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a registered public offering or the sale of the Company, the exercise of any portion of this Warrant may, at the election of the holder hereof, be conditioned upon the consummation of the public offering or sale of the Company in which case such exercise shall not be deemed to be effective until the consummation of such transaction.

       (viii) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock issuable upon the exercise of all outstanding Warrants. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company shall from time to time take all such action as may be necessary to assure that the
                      Page 180 of 196 Pages
par value of the unissued Common Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price. The Company shall not take any action which would cause the number of authorized but unissued shares of Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of the Warrant.

          1C. Exercise Agreement. Upon any exercise of this Warrant, the Exercise Agreement shall be substantially in the form set forth in Exhibit I hereto, except that if the shares of Common Stock are not to be issued in the name of the Person in whose name this Warrant is registered, the Exercise Agreement shall also state the name of the Person to whom the certificates for the shares of Common Stock are to be issued, and if the number of shares of Common Stock to be issued does not include all the shares of Common Stock purchasable hereunder, it shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered. Such Exercise Agreement shall be dated the actual date of execution thereof.

          1D. Fractional Shares. If a fractional share of Common Stock would, but for the provisions of paragraph 1A, be issuable upon exercise of the rights represented by this Warrant, the Company shall, within five business days after the date of the Exercise Time, deliver to the Purchaser a check payable to the Purchaser in lieu of such fractional share in an amount equal to the difference between the Market Price of such fractional share as of the date of the Exercise Time and the Exercise Price of such fractional share.

          Section 2. Adjustment of Exercise Price and Number of Shares. In order to prevent dilution of the rights granted under this Warrant, the Exercise Price shall be subject to adjustment from time to time as provided in this Section 2, and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 2.

          2A. Adjustment of Exercise Price and Number of Shares upon Issuance of Common Stock. If and whenever on or after the Date of Issuance of this Warrant, the Company issues or sells, or in accordance with paragraph 2B is deemed to have issued or sold, any share of Common Stock for a consideration per share less than the Exercise Price in effect immediately prior to such time, then immediately upon such issue or sale the Exercise Price shall be
                      Page 181 of 196 Pages
reduced to the lowest net price per share (as determined pursuant to paragraph 2B(v) below) at which such share of Common Stock has been issued or sold or is deemed to have been issued or sold. Upon each such adjustment of the Exercise Price hereunder, the number of shares of Common acquirable upon exercise of this Warrant shall be adjusted to the number of shares determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. Notwithstanding the foregoing, there shall be no adjustment to the Exercise Price hereunder with respect to the granting of stock options to employees or directors of the Company and its Subsidiaries or the exercise thereof or the granting of stock appreciation rights, phantom stock rights or other similar rights to employees or directors of the Company for (or rights relating to) an aggregate of 1,586,702 shares of Common Stock (976,594 options being currently outstanding) (as such number of shares is equitably adjusted for subsequent stock splits, stock combinations, stock dividends and recapitalizations and such number shall include all stock options outstanding as of the date of the Purchase Agreement).

          2B. Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Exercise Price under paragraph 2A, the following shall be applicable:

          (i) Issuance of Rights or Options. If the Company in any manner grants or sells any Options and the lowest price per share for which any one share of Common Stock is issuable upon the exercise of any such Option, or upon conversion or exchange of any Convertible Security issuable upon exercise of such Option, is less than the Exercise Price in effect immediately prior to the time of the granting or sale of such Option, then such share of Common Stock shall be deemed to have been issued and sold by the Company at such time for such price per share. For purposes of this paragraph, the "lowest price per share for which any one share of Common Stock is issuable" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion or exchange of the Convertible Security. No further adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock or of such Convertible Security upon the exercise of such Options or upon the actual issue of such
                      Page 182 of 196 Pages

Common Stock upon conversion or exchange of such Convertible
Security.

         (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Security and the lowest price per share for which any one share of Common Stock is issuable upon conversion or exchange thereof is less than the Exercise Price in effect immediately prior to the time of such issue or sale, then such share or shares of Common Stock shall be deemed to have been issued and sold by the Company at such time for such price per share. For the purposes of this paragraph, the "lowest price per share for which any one share of Common Stock is issuable" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance of the Convertible Security and upon the conversion or exchange of such Convertible Security. No further adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of any Convertible Security, and if any such issue or sale of such Convertible Security is made upon exercise of any Options for which adjustments of the Exercise Price had been or are to be made pursuant to other provisions of this Section 2, no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

        (iii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Exercise Price in effect at the time of such change shall be adjusted immediately to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of shares of Common Stock issuable hereunder shall be correspondingly adjusted; provided that if such adjustment would result in an increase of the Exercise Price then in effect, such adjustment shall not be effective until 30 days after written notice thereof has been given by the Company to all holders of the Warrants.
For purposes of this paragraph 2B, if the terms of any Option or Convertible Security which was outstanding as of the date of issuance of this Warrant are changed in the manner described in the immediately preceding sentence, then
                      Page 183 of 196 Pages
such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that no such change shall at any time cause the Exercise Price hereunder to be increased.

         (iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities without the exercise of such Option or right, the Exercise Price then in effect shall be adjusted immediately to the Exercise Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued; provided that if such expiration or termination would result in an increase in the Exercise Price then in effect, such increase shall not be effective until 30 days after written notice thereof has been given to all holders of the Warrants. For purposes of this paragraph 2B, the expiration or termination of any Option or Convertible Security which was outstanding as of the date of issuance of this Warrant shall not cause the Exercise Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of this Warrant.

          (v) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company shall be the Market Price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities shall be determined
                      Page 184 of 196 Pages
jointly by the Company and the Registered Holders of Warrants representing a majority of the shares of Common Stock obtainable upon exercise of such Warrants. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an appraiser jointly selected by the Company and the Registered Holders of Warrants representing a majority of the shares of Common Stock obtainable upon exercise of such Warrants. The determination of such appraiser shall be final and binding on the Company and the Registered Holders of the Warrants, and the fees and expenses of such appraiser shall be paid by the Company.

         (vi) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options shall be deemed to have been issued for consideration of $.01.

        (vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

       (viii) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          2C. Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) one or more classes of its
                      Page 185 of 196 Pages
outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be proportionately decreased.

          2D. Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction, in each case which is effected in such a way that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "Organic Change." Prior to the consummation of any Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the Registered Holders of the Warrants representing a majority of the Common Stock obtainable upon exercise of all Warrants then outstanding) to insure that each of the Registered Holders of the Warrants shall thereafter have the right to acquire and receive, in lieu of or addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such holder's Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of such holder's Warrant had such Organic Change not taken place. In any such case, the Company shall make appropriate provision (in form and substance satisfactory to the Registered Holders of the Warrants representing a majority of the Common Stock obtainable upon exercise of all Warrants then outstanding) with respect to such holders' rights and interests to insure that the provisions of this Section 2 and Sections 3 and 4 hereof shall thereafter be applicable to the Warrants (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Exercise Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Common Stock acquirable and receivable upon exercise of the Warrants, if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation, merger or sale). The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or
                      Page 186 of 196 Pages
merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the Registered Holders of Warrants representing a majority of the Common Stock obtainable upon exercise of all of the Warrants then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

          2E. Certain Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's board of directors shall make an appropriate adjustment in the Exercise Price and the number of shares of Common Stock obtainable upon exercise of this Warrant so as to protect the rights of the holders of the Warrants; provided that no such adjustment shall increase the Exercise Price or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this
Section 2.

          2F.  Notices.

          (i)  Immediately upon any adjustment of the Exercise
Price, the Company shall give written notice thereof to the Registered Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

         (ii) The Company shall give written notice to the Registered Holder at least 20 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

        (iii) The Company shall also give written notice to the Registered Holders at least 20 days prior to the date on which any Organic Change, dissolution or liquidation shall take place.

          Section 3. Liquidating Dividends. If at any time on or after the date this Warrant becomes exercisable the Company declares or pays a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of
                      Page 187 of 196 Pages

Common Stock (a "Liquidating Dividend"), then the Company shall pay to the Registered Holder of this Warrant at the time of payment thereof the Liquidating Dividend which would have been paid to such Registered Holder on the Common Stock had this Warrant been fully exercised immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

          Section 4. Purchase Rights. If at any time on or after the date this Warrant becomes exercisable the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the Registered Holder of this Warrant shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

          Section 5.  Definitions.  The following terms have
meanings set forth below:

          "Common Stock" means, the Company's Common Stock, par value $.015 and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company; provided that where such term refers to the security receivable upon exercise of this Warrant and there is a change such that the securities issuable upon exercise of this Warrant are issued by an entity other than the Company or there is a change in the type or class of securities so issuable, the term "Common Stock" shall mean one share of the security issuable upon conversion of this Warrant if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.
                      Page 188 of 196 Pages

          "Convertible Securities" means any stock or securities
(other than Options) directly or indirectly convertible into or exchangeable for Common Stock.

          "Market Price" means as to any security the average of the closing prices of such security's sales on all domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, on such day, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 15 days consisting of the day as of which "Market Price" is being determined and the 14 consecutive business days prior to such day; provided that if such security is listed on any domestic securities exchange the term "business days" as used in this sentence means business days on which such exchange is open for trading. If at any time such security is not listed on any domestic securities exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Company and the Registered Holders of Warrants representing a majority of the Common Stock purchasable upon exercise of all the Warrants then outstanding; provided that if such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an appraiser jointly selected by the Company and the Registered Holders of Warrants representing a majority of the Non-Voting Common purchasable upon exercise of all the Warrants then outstanding. The determination of such appraiser shall be final and binding on the Company and the Registered Holders of the Warrants, and the fees and expenses of such appraiser shall be paid by the Company.

          "Optional Repayment" means a repayment of all or any portion of the Subject Securities pursuant to paragraph 4B of the Amendment or paragraph 2(a) of the Notes, as applicable.

          "Options" means any rights or options to subscribe for or purchase Common Stock or Convertible Securities.
                      Page 189 of 196 Pages

          "Person" means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

          "Redemption Date" and "Scheduled Redemption Date" shall have the meanings set forth in the terms of the Series A
Preferred in the Amendment and shall also include, respectively, "Repayment Date" and "Scheduled Repayment Date", as defined in the Note.

          "Repaid Securities" means the aggregate amount or number of Subject Securities repaid by the Company pursuant to any Optional Repayment.

          "Subject Securities" means the Note and the Series A
Preferred issued in respect of the Note.

          Other capitalized terms used in this Warrant but not defined herein shall have the meanings set forth in the Purchase
Agreement.

          Section 6. No Voting Rights; Limitations of Liability. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Common Stock, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such holder for the Exercise Price of Common Stock acquirable by exercise hereof or as a stockholder of the Company.

          Section 7. Warrant Transferable. Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto) at the principal office of the Company.

          Section 8. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender; provided that, as
                      Page 190 of 196 Pages
long as any Subject Securities remain outstanding, this Warrant shall only be exchangeable in connection with the exchange of the certificate representing such Subject Securities pursuant to the Company's Certificate of Incorporation. The date the Company initially issues this Warrant shall be deemed to be the "Date of Issuance" hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. All Warrants representing portions of the rights hereunder are referred to herein as the "Warrants."

          Section 9. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

          Section 10.  Notices.  Except as otherwise expressly
provided herein, all notices referred to in this Warrant shall be in writing and shall be given in accordance with paragraph 7L of the Purchase Agreement.

          Section 11. Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Registered Holders of Warrants representing a majority of the shares of Common Stock obtainable upon exercise of the Warrants; provided that no such action may change the Exercise Price of the Warrants or the number of shares or class of stock obtainable upon exercise of each Warrant without the written consent of the Registered Holders of Warrants representing at least 66% of the shares of Common Stock obtainable upon exercise of the Warrants.
                      Page 191 of 196 Pages

          Section 12. Descriptive Headings; Governing Law. The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The corporation laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal law of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

                     *      *      *      *
                      Page 192 of 196 Pages

          IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated the Date of Issuance hereof.


                                ACC CORP.


                                By____________________________

                                Its___________________________


[Corporate Seal]

Attest:


____________________________
         Secretary
                      Page 193 of 196 Pages

                                                        EXHIBIT I

                       EXERCISE AGREEMENT

To:                                Dated:

          The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. SW-____), hereby agrees to subscribe for the purchase of ______ shares of the Non-Voting Common covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.


                              Signature ____________________

                              Address ______________________


                                                       EXHIBIT II

                           ASSIGNMENT


          FOR VALUE RECEIVED, _____________________________
hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. SW-_____) with respect to the number of shares of the Non-Voting Common covered thereby set forth below, unto:

Names of Assignee        Address             No. of Shares





Dated:                   Signature _______________________

                                   _______________________

                         Witness   _______________________
                      Page 194 of 196 Pages